Exhibit (p)(10)

ABSOLUTE ASIA ASSET

MANAGEMENT LTD

CODE OF ETHICS

Preamble from the CEO

Aware of the unique position of trust our Company is given by its clients we are committed to the highest standards of ethics and professional conduct.

I believe that ethical leadership begins at the highest level of the Company. This Code, therefore, is adopted by senior management to send a strong and clear message regarding the importance of ethical behavior in the Company. The Code is intended to cover all employees.

I recognize that in the complex business of investment management, a code of ethics is not sufficient by itself. To be implemented effectively, the principles and standards embodied in the Code must be supported by appropriate compliance procedures.

Clients have a responsibility to be aware of, understand, and monitor how their assets are invested. But to fulfill this responsibility, our clients must be able to count on full and fair disclosure from us. Providing clients with a Code of Ethics that sets a framework for how the Company conducts its business is an important step in developing the trust and confidence necessary for a successful investment management relationship.

_________________________________

Bill Sung

CEO

Introduction

In our efforts to ensure that Absolute Asia Asset Management Limited (“AAAM”) develops and maintains a reputation for integrity and high ethical standards, it is essential not only that AAAM and its employees comply with relevant applicable securities laws, but also that we maintain high standards of personal and professional conduct. AAAM’s Code of Ethics is designed to help ensure that we conduct our business consistent with these high standards. This Code should be read in conjunction with the company’s Compliance Manual.

This Code and the company’s Compliance Manual (together term as “Code”) contains the policy guidelines and procedures adopted by the senior management of the Company that relate to the legal and ethical standards of the conduct of Company business by the directors, officers and employees of the Company (the “Covered Persons”). All Covered Persons are expected to be familiar with the Code and to apply its principles in the daily performance of their responsibilities. If any Covered Person fails to comply with the standards and requirements set out in this Code, he or she may be disciplined or terminated.

Covered Person is defined generally as all individual working for AAAM on a permanent or temporary basis.

As with all policies and procedures, the Code was designed to cover a myriad of circumstances and conduct; however, no policy can anticipate every potential conflict of interest that can arise. Consequently, you are expected to abide not only by the letter of the Code, and hence, you must conduct yourself in accordance with the general principles contained in the Code and in a manner that is designed to avoid any actual or potential conflicts of interest. AAAM reserves the right, when it deems it necessary in light of particular circumstances, either to impose more stringent requirements on employees or to grant exceptions to the Code. Nevertheless, in view of the company’s registration as an Investment Adviser under the US SEC rules, some provisions of the Code as prescribed by SEC rules cannot be waived. These provisions include, but are not limited to, the requirements that all Cover Person file reports and obtain pre-approval of investments in private placements.

A.	General Principles

The Firm is a fiduciary for its investment advisory and sub-advisory clients. Because of this fiduciary relationship, it is generally improper for the Firm or its personnel to

•	use for their own benefit (or the benefit of anyone other than the client) information about the Firm’s trading or recommendations for client accounts; or

•	take advantage of investment opportunities that would otherwise be available for the Firm’s clients.

Also, as a matter of business policy, the Firm wants to avoid even the appearance that the Firm, its personnel or others receive any improper benefit from information about client trading or accounts, or from our relationships with our clients or with the brokerage community.

The Firm expects all personnel to comply with the spirit of the Code, as well as the specific rules contained in the Code. Any violations must be reported promptly to the Chief Compliance Officer.

The Firm treats violations of this Code (including violations of the spirit of the Code) very seriously. If you violate either the letter or the spirit of this Code, the Firm may take disciplinary measures against you, including, without limitation, imposing penalties or fines, reducing your compensation, demoting you, requiring unwinding of the trade, requiring disgorgement of trading gains, suspending or terminating your employment, or any combination of the foregoing.

Improper trading activity can constitute a violation of this Code. But you can also violate this Code by failing to file required reports, or by making inaccurate or misleading reports or statements concerning trading activity or securities accounts. Your conduct can violate this Code even if no clients are harmed by your conduct.

If you have any doubt or uncertainty about what this Code requires or permits, you should ask the Compliance Officer. Please do not guess at the answer.

You must acknowledge your receipt of this Code (and any amendment thereto) by returning the Form of Acknowledgement attached hereto.

B.	Compliance with the Federal Securities Laws

More generally, Firm personnel are required to comply with applicable securities laws at all times. Examples of applicable federal securities laws include:

•	the Securities and Futures Act 2001 and the SFA rules thereunder;

•	the Financial Adviser Act 2001 and the FAA rules thereunder;

•	IMAS’ Code of Ethics rule and guidelines

•	the Investment Advisers Act of 1940 and the SEC rules thereunder (upon obtaining SEC Investment Advisers License);

C.	Gifts to or from Brokers, Clients or Others

Generally, no personnel may accept or receive on their own behalf or on behalf of the Firm any gift or other accommodation which has a value of more than US$100 (or its equivalent). However, because of protocol or courtesy, sometimes it may not be appropriate to reject an unsolicited gift of value greater than the stipulated amount, as such, all staffs are required to disclose gifts value above the stipulated amount received from any vendor, broker, securities salesman, client or prospective client (a “business contact”) to the Compliance Officer and the Chief Executive Officer. Nevertheless, any staffs who receive gifts should consider whether receiving a particular gift is appropriate. In evaluating whether a particular gift is appropriate, staffs should consider whether it would appear to a neutral third party that the gift was extravagant or likely to influence judgment. If that is the case, then the gift must be refused.

The Compliance Officer may, from time to time, issue guidelines as to the type and value of items that would be considered subject to this restriction.

No personnel may give on their own behalf or on behalf of the Firm any gift to a business contact that may be construed as an improper attempt to influence the recipient.

These policies are not intended to prohibit normal business entertainment.

For details please refer to Gifts and Entertainment Policy stipulated in the Compliance Manual for details

D.	Service on the Board or as an Officer of Another Company

To avoid conflicts of interest, inside information and other compliance and business issues, the Firm prohibits all its employees from serving as officers or members of the board of any other entity, except with the advance written approval of the Firm. Approval must be obtained through the Compliance Officer and Chief Executive Officer, and will ordinarily require consideration by senior officers or the board of the Firm. The Firm can deny approval for any reason. This prohibition does not apply to service as an officer or board member of any parent or subsidiary of the Firm or any not-for-profit, charitable foundation, organization or similar entity, nevertheless, approval should still be sought from the Compliance Officer and Chief Executive Officer.

E.	Prohibition on Trading in Securities that are Being Considered for Purchase or Sale for a Client

You and your Connected Persons are prohibited from trading in a Security if you have actual knowledge that such security is being considered for purchase or sale on a client’s behalf.

For details please refer to Staff Share Dealings Policy stipulated in the Compliance Manual

F.	Prohibition Against Insider Trading

All staffs and their family/household are prohibited from engaging in, or helping others engage in, insider trading. Generally, the “insider trading” doctrine under the Singapore laws prohibits any person from knowingly or recklessly breaching a duty owed by that person by:

•	trading while in possession of material, nonpublic information;

•	communicating (“tipping”) such information to others;

•	recommending the purchase or sale of securities on the basis of such information; or

•	providing substantial assistance to someone who is engaged in any of the above activities.

This means that, if you trade with respect to a particular security or issuer at a time when you know or should know that you are in possession of material nonpublic information about the issuer or security, you (and, by extension, the Firm) may be deemed to have violated the insider trading laws. Information is considered “material” if there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or if it could reasonably be expected to affect the price of a company’s securities. (Note that the information need not be so important that it would have changed the investor’s decision to buy or sell.) Information that should be considered material includes, but is not limited to, changes in dividend policies, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems and significant new products, services or contracts. Material information can also relate to events or circumstances affecting the market for a company’s securities such as information that a brokerage house is about to issue a stock recommendation or that a forthcoming newspaper column will contain information that is expected to affect the market price of a security. Information is considered nonpublic until such time as it has been disseminated in a manner making it available to investors generally (e.g., through national business and financial news wire services). Nevertheless, if you have any doubt or uncertainty about whether any particular course of action will give rise to one or more insider trading violations, you should consult with the Compliance Officer.

For details please refer to Insider Dealing and Other Prohibited Conducts Policy stipulated in the Compliance Manual

ABSOLUTE ASIA ASSET

MANAGEMENT LTD

COMPLIANCE MANUAL

CONTENTS

1	OPERATION OF THE COMPLIANCE MANUAL	9

2	OVERVIEW OF THE REGULATORY REGIME AND LICENSING REQUIREMENT	10

3	DIRECTORS’ DUTIES	12

4	SCOPE OF COMPLIANCE	16

5	CONDUCT OF BUSINESS	18

6	CONFLICTS OF INTEREST	20

7	PRIVACY POLICY	22

8	CLIENT’S MONEY	23

9	CUSTODY	25

10	GIFTS AND ENTERTAINMENT	27

11	INSIDER DEALING AND OTHER PROHIBITED CONDUCTS	29

12	STAFF SHARE DEALINGS	33

13	ADVERTISEMENT AND COMMUNICATION WITH MEDIA	41

14	CLIENT COMPLAINTS	44

15	LITIGATION AND BREACH REPORTING PROCEDURES	46

16	ERROR REPORTING PROCEDURES	47

17	OPERATING PROCEDURES	50

18	NOTIFICATIONS	51

19	RECORD RETENTION	52

20	COMPULSORY LEAVE POLICY	55

21	PREVENTION OF MONEY LAUNDERING AND COUNTERING THE FINANCING OF TERRORISM	56

22	APPEAL COMMITTEE	68

APPENDIX

1	OPERATION OF THE COMPLIANCE MANUAL

Objective

1.1	The objective of the Manual:

1.1.1	Formalizes Absolute Asia Asset Management Asia Limited (or “AAAM”) compliance policies and procedures;

1.1.2	Provides guidance to staff on various compliance issues through facilitating understanding and correct implementation of compliance policies and procedures within the organization.

1.1.3	Provides the management with a basis to review and update changes to internal controls and procedures of AAAM; and

1.1.4	Serves as a useful reference to new employees.

Note:	AAAM is regulated by the Monetary Authority of Singapore (or “MAS”) and is subjected to the regulatory requirements stipulated including Notices and Guidelines issued by the MAS from time to time. Relevant regulations and other internal requirements are set out in the Manual. As the Manual will not always be a substitute for the statutory rules or other regulations and so, on occasions, you may need to refer to these regulations or alternatively, consult the Compliance Officer.

Compliance with the Manual

1.2	It is of utmost important that the staff complies with the Manual as failure to comply may result in a breach of local regulatory requirements and/or other internal rules, which may have negative impact on AAAM reputation and trust placed in AAAM by the clients. Please be informed that breach of certain requirements may also constitute a criminal/civil offence. Should there by any guideline that is unclear to you, please do not hesitate to speak to the Compliance Officer. All staff is required to acknowledge receiving the Compliance Manual and having read, understand its requirements and implications. Please refer to Appendix 1 for the acknowledgment form.

Distribution

1.3	The Compliance Officer or a designated staff shall issue the Manual to AAAM new employees. Where necessary, amendments will be issued to reflect significant changes in the rules or the nature of AAAM’s business. Individual recipients are responsible for keeping their own Manual up-to-date. In the event of transfer or departure from AAAM, individual recipients must return his/her Manual to the Compliance Officer.

2	OVERVIEW OF THE REGULATORY REGIME AND LICENSING REQUIREMENT

Introduction

2.1	The regulatory regime for the financial and investment sector in Singapore is supervisory-driven. The regulator in Singapore – the Monetary Authority of Singapore (MAS), also the central bank in Singapore, regulates the monetary, banking and financial aspects of Singapore and oversees the banking, insurance, securities and financial sectors.

Company licensing requirements

2.2	As at 15 February 2005, MAS has approved and issued AAAM with a Capital Market Services Licence to conduct fund management activity. Prior to 15 February 2005, AAAM was exempted from holding a Capital Market Services (“CMS”) Licence to conduct fund management activity but to not more than 30 qualified investors.

As a Capital Market Services License holder, AAAM is exempted to hold a Financial Adviser (“FA”) Licence by the MAS. Although, the company has been granted the exemption to hold a licence, it has, nevertheless, required to comply with the letter and the spirit of the legislations.

In addition, the company has successfully registered as a US SEC Investment Adviser with effect from 7 June 2007,

Regulations

2.3	The Company is governed by Securities and Futures Act 2001 (SFA), Financial Advisers Act 2001 (FAA) and the Companies Act.

The SFA and FAA were passed by Parliament in October 2001. The new legislative regime updates the regulatory framework relating to the capital markets to take into account many developments that have taken place arising from globalization, technology and innovation. The new legal framework provides a sound and transparent set of rules for market participants, and at the same time the flexibility to accommodate market innovation. This new regulatory regime governing Singapore’s capital markets took effect on 1 October 2002.

2.4	The company is also required to comply with the Investment Advisers Act of 1940.

Staff Licensing Requirement

2.5	All staff involved in the fund management activity or where his/her activities are conducted as an integral part of fund management is required to hold a Capital Market Services Representatives Licence.

By virtue of the licensing exemption granted to the Company under the FAA, staff that carries out the regulated activities under the FAA is not required to hold FA Representative Licence.

Except where exempted by the respective Notices below, all staffs conducting fund management and/or financial advisory activities are required to satisfy the minimum entry and examination requirements for representatives as stipulated. The Notices are as follows:

•	Notice on Minimum Entry and Examination Requirements for Representatives of Holders of Capital Markets Services licence and Exempt Financial Institutions under the SFA

•	Notice on Minimum Entry and Examination Requirements for Representatives of Licensed Financial Advisers and Exempt Financial Advisers.

3	DIRECTORS’ DUTIES

Duties of Director

3.1	A director of a company incorporated in Singapore owes duties of care under common law and under statute. Breaches of which will expose him to civil claims and statutory liabilities. Most of the statutory duties of a director are imposed by the Companies Act as well as in the Securities and Futures Act/Regulations.

Common law duties

3.2	The duties of a director at common law arise by virtue of the fact that the directors are agents of the company for which they act, and as agents they stand in a fiduciary relationship to the company as principal. These common law duties can be broadly categorised as follows:-

3.2.1	fiduciary duties comprising the following duties to:-

•	act honestly and in good faith in the interests of the company;

•	exercise powers for the purpose for which they are conferred and not for any improper purpose; and

•	avoid being placed in a position of conflict of interest.

3.2.2	duties of care, skill and diligence.

Duty to act honestly and in good faith

3.3	A director must act honestly and in good faith in what he considers is in the interests of the company in the performance of the functions attached to the office of director.

Duty to exercise powers for a proper purpose

3.4	Where a director is vested with a power, he must not only act honestly in the exercise of that power in what he considers to be the company’s interests but must also exercise that power for the purposes for which it is conferred. He will be exceeding his powers if he exercises it for an improper purpose. A director:-

3.4.1	cannot exercise power for a purpose which is illegal or contrary to public policy;

3.4.2	must not exceed the powers expressly conferred on the company by its memorandum of association or implied by law in connection with the objects of the company; and

3.4.3	must not exceed the powers of the company which are specifically delegated to him or generally to the board of directors.

Duty to avoid conflicts of interest

3.5	A director must abstain from putting himself in a position where his duties to his company conflict or possibly may conflict with personal interests which he has in the transaction in question. If a conflict or possible conflict exists, the director must disclose the material facts to members of the company and obtain their sanction. Failure to do so constitutes a breach.

3.6	The duty to avoid conflicts of interest is applicable in a number of different, sometimes overlapping, instances, which include the following:-

3.6.1	A director cannot enter into a contract with his company without disclosing the fact that he is the party at interest;

3.6.2	A director may not use the money or property of the company to make a profit for himself;

3.6.3	A director may not make use of his position to make a profit for himself;

3.6.4	A director may not use information acquired by virtue of his position to make a profit for himself. It also overlaps with a wider rule that a director is not permitted to disclose without consent, or use for an unauthorised purpose, confidential information obtained from his company, whether directly or indirectly, in circumstances which impose an obligation of confidence on him; and

3.6.5	A director may not retain a profit made by reason and in the course of his fiduciary relationship with the company.

Duties of skill, care and diligence

3.7	A director need not exhibit a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. Hence, a director is not bound to have special qualifications and is not expected to exercise skill which he does not possess. However, if a director is appointed as such on the basis of some professed skill on his part, he must use that skill for the company’s benefit.

3.8	Whatever his lack of special qualifications, a director is nevertheless expected to take reasonable care in the performance of his functions. He should exercise as much care as he would reasonably exercise if he was acting on his own behalf.

3.9	The degree of diligence demanded of a director is what is reasonable in the circumstances. He is expected to give a reasonable amount of attention to the affairs of the company but he is generally not bound to attend every board meeting. An executive director responsible for the day-to-day running of the company’s business would be expected to show more diligence.

Statutory duties

3.10	The significant duties of directors under the Securities and Futures Act/Regulations are summarized below:-

Duties and obligations	Reference

1. Appointment

AAAM must seek MAS’ prior approval for appointment of directors using Form 11 and inform MAS of their resignations.	SFA 96 and SF(Licensing and Conduct of Business) Reg 12

2. Internal control systems

CEO and directors are responsible for ensuring that their institutions have implemented sound management policies and strong internal control procedures.	SF(Licensing and Conduct of Business) Reg 13

3. Personal account dealings

The directors must keep copies of confirmation of each security transaction, each purchase and sale contract note, relating to the personal account of the executive directors.	SF(Licensing and Conduct of Business) Reg 39(2)(i)

4. Insider dealing

Directors are prohibited from engaging in insider dealing.

Directors who contravene the provisions on insider dealing shall, upon conviction, be liable to a fine not exceeding S$250,000 or to imprisonment for a term not exceeding 7 years or both.

Directors who are convicted of insider dealing, are also liable to pay compensation to any person, who suffers loss by reason of dealing in a transaction at a less advantageous price because of insider dealing.

Division 3 – Insider Trading of the SFA, in particular section 218, 219.

5. Other Offences

A director who fails to take all reasonable steps to secure compliance with the SFA, or the accuracy and correctness of any statement submitted under SFA, is guilty of an offence and shall be liable on conviction to a fine not exceeding S$100,000 or to imprisonment for a term not exceeding 2 years or to both.

SFA section 332

6. Falsification of records

A director, who wilfully falsifies, omits, alters, abstracts, conceals or destroys the records, shall be guilty of an offence and shall be liable on conviction to a fine not exceeding S$100,000 or to imprisonment for a term not exceeding 2 years or to both.

SFA sections 111 & 328

7. Duty and liability of officers

A director shall at all times act honestly and use reasonable diligence in the discharge of the duties of his office.	Companies Act section 157 (1)

An officer or agent of a company shall not make improper use of any information acquired by virtue of his position as an officer or agent of the company to gain, directly or indirectly, an advantage for himself or for any other person or to cause detriment to the company.

Companies Act section 157 (2)

An officer or agent who commits a breach of any of the provisions of this section shall be —

(a) liable to the company for any profit made by him or for any damage suffered by the company as a result of the breach of any of those provisions; and

(b) guilty of an offence and shall be liable on conviction to a fine not exceeding $5,000 or to imprisonment for a term not exceeding one year.

Companies Act section 157 (3)

4	SCOPE OF COMPLIANCE

Introduction

4.1	Generally, the Manual serves as a guide or reference to all staff in matters relating to the company’s business and in so doing, ensures that the company complies with the Regulations, investment mandates and Group’s and company’s policies and procedures.

Objective

4.2	The main objective of the compliance function is to effectively monitor and enforce the compliance requirements as stipulated throughout this Manual. The Compliance Department should maintain sufficiently detailed compliance procedures to give the Board of Directors reasonable assurance that the Company complies with all applicable requirements at all times

The	objectives of the Compliance Department are to:-

4.2.1	Provide guidance on compliance and the interpretation of relevant guidelines;

4.2.2	Develop procedures to cover relevant legal and regulatory requirements;

4.2.3	Provide direction to employees on internal and external conduct of business rules and practices and how the rules of each regulatory body affect the day to day operations of each department;

4.2.4	Provide monitoring activities to discover deviations and deficiencies from regulatory requirements and initiate corrective action to avoid future breaches;

4.2.5	Conduct monitoring in accordance with the compliance risks identified as well as adherence to the Company’s internal policies and procedures;

4.2.6	Report non-compliance with legal or regulatory requirements to Board of Directors who will be responsible for determining if material non-compliance by such employees requires reporting to the local regulator; and

4.2.7	Provide suitable training for employees on compliance and internal procedures.

4.2.8	Undertake special or ad hoc tasks at the request of the Board of Directors.

Compliance with Regulations/Guidelines/Codes

4.3

The relevant legislations governing fund management and marketing activities include the Securities & Futures Act 2001, Securities & Futures Regulations, Financial Advisers Act 2001, Financial Advisers Regulations, the Companies

Act (Cap 50) and various Directives or Notices issued by the MAS. The legislations cover licensing requirements, to insider dealing, to the keeping of separate accounts for clients’ money and to the prevention of money laundering. It also imposes strict penalties for non-compliance. Staffs should be aware of offences such as false trading and market-rigging transactions, stock market manipulation, fraudulently inducing persons to deal in securities, employing manipulative and deceptive devices, and making false or misleading statements.

In addition, as the company has successfully applied to be an US SEC Investment Adviser, the company and its staffs are required to comply with the Investment Advisers Act of 1940.

Compliance with Client’s mandate/investment restrictions/requirements

4.4	Client’s mandate/investment restrictions/requirements are stipulated in the written agreement signed between both parties as well as in the correspondences/letters between the Company’s officer and the client, as agreed between the parties from time to time.

Compliance with Group’s and Company’s Policies and Procedures

4.5	Please refer to the Manual as well as other operating procedures. Where possible, AAAM shall endeavor to incorporate industry practices into the procedures.

Responsibility of Compliance Officer

4.6	The Compliance Officer shall conduct periodic reviews of various functions within the organization to ensure that the Manual, rules and regulations are not breach. The Compliance Officer is responsible to update the Manual as well as to report all breaches to the Board of Directors. The Compliance Officer shall in conjunction with the relevant Department Head make recommendations to rectify the breaches and suggestions to enhance the internal controls of the Company.

Reporting Lines

4.7	The Compliance Officer has a regular reporting line to the Chief Executive Officer and a functional reporting line to the Group Chief Compliance Officer. Nevertheless, the Compliance Officer has the right to discuss any relevant and/or significant issues with the Board of Directors,

Disciplinary actions

4.8	If a staff was found to be deliberately breaching the Rules and Regulations, the Compliance Officer shall seek the Board’s direction for appropriate disciplinary actions to be taken.

5	CONDUCT OF BUSINESS

Introduction

5.1	The relationship between a fund management company and its clients are based on trust. To maintain the trust, AAAM is to act bona fide in the interests of the client. Hence, AAAM are obligated to act with due skill, care and diligence in the exercise of its functions, powers, duties, discretions, and in dealings with its clients. The standard to be attained is that of a reasonably competent member of the profession in exercising his professional skills on the Company’s behalf.

Standards

5.2	The following principles stipulate the minimum standards of business behaviour that must be adhered to by AAAM and its staffs. It should be noted that these principles are not exhaustive of the standards expected from AAAM and its staffs

5.2.1	Regulatory Compliance

AAAM and its staffs must comply with all laws, rules and regulations as well as with the internal directives and policies communicated to them.

5.2.2	Integrity

AAAM and its staffs are to observe the high standards of honesty, integrity and fair dealing.

5.2.3	Skill, care and diligence

AAAM and its staffs are to act with skill, care and diligence when discharging its responsibilities by exercising its professional skills and judgments.

5.2.4	Market practice

To the fullest extent possible under this standard by adhering or subscribing to the industry codes or standards, which are in force from time to time, as it is applicable to the Company.

5.2.5	Information about clients

To discharge our responsibilities towards our clients and to comply with existing regulations, AAAM shall obtain as much information about the client as much as possible.

5.2.6	Information for clients

To promptly forward information to client as agreed between the Company and the clients. To the best of its ability, the Company shall seek to furnish information requested by client as long as it does not breach its duty of confidentiality towards its other clients as well as any regulatory provisions pertaining to client data protection or privacy.

5.2.7	Conflicts of interest

At all times, AAAM and its staffs should seek to avoid any conflict of interest arising out of managing clients’ monies. Should a conflict arise between Company/Staff and the client/s, the Company should ensure that the client/s is/are fairly treated. Where required, conflict of interests shall be reported to the client/s.

5.2.8	Client assets

Where clients’ assets are control/delegated by/to the Company, these clients’ assets shall be segregated from the Company’s assets and shall be in placed/deposit in Trusts accounts of clients’ names.

5.2.9	Financial resources

The Company shall comply with the capital requirements stipulated by MAS from time to time.

5.2.10	Relations with regulators

AAAM and its staff should deal with regulators in an open and cooperative manner and keep the regulator promptly informed of issues concerning the company which might reasonably be expected to be disclosed to them.

6	CONFLICTS OF INTEREST

6.1	Background

At all times, the company and its staffs shall endeavor to avoid any conflict of interest arising out of managing clients’ monies. Should a conflict arise between Company/staff and the client/s, the Company should ensure that such conflict is documented and the client/s is/are fairly treated. Where required, conflict of interests shall be reported to the client/s.

Conflict refers to both potential and actual conflict arising between the interests of the company or its staffs, and that of the client in any matter under consideration. Generally, AAAM has a “conflict of interest” in relation to a transaction if it has any client relationship that could materially affect, or be affected by, the transaction.

Principles of Fair Dealing

6.2	The Company is required to ensure client/s is/are treated fairly in situations where AAAM has a conflict of interest in relation to a proposed transaction. The Company should ensure that it does not unfairly place its interests above clients’ interests. Some examples of material interests and conflicts of interest are as follows:

6.2.1	where AAAM invests in its related party’s shares for its clients;

6.2.2	where AAAM is an affiliate of the issuer of the investment concerned;

6.2.3	where in the course of work, staff may obtain price sensitive information of a security which is not a public knowledge, as such, staff should refrain from trading in the stock for himself/herself or the clients until the information is in the public domain.

6.3	Should conflict of interests arise; individual staff should exercise his/her professional judgment in dealing with the conflicts. If you are not sure what to do, you should refer to the Head of Department or the Compliance Officer and the Chief Executive Officer for guidance.

(Note: On some occasions the conflict of interest will be so great that advice may have to be declined)

Handling conflicts of interest

6.4	The situations in which there are potential conflicts are numerous. As a general rule, AAAM:

6.4.1	should not make use of confidential information received previously from one client to advise another client, or to benefit the company;

6.4.2	investments are transacted at arms length; and

6.4.3	has a duty to act in the best interests of the client.

6.5	Staffs who are in a position of advantage with regard to clients (possession of confidential information or vested with discretionary approval powers) should not take unfair or improper advantage of their position to benefit themselves, members of their families, close friends or associates. As a rule:

6.5.1	staffs should not act in transactions where the interests of the client may conflict with their own, or that of their family, or their associates. The staff’s business judgment should not be clouded by personal considerations. Where such a situation has arisen or is likely to arise, the staff should disclose his or her interest to the Chief Executive Officer for consideration.

6.5.2	neither AAAM nor its staffs should solicit or retain any personal benefit, whether financial or otherwise, from its clients. The staff should not lay AAAM open to allegations of corrupt or unfair practices.

6.6	Staffs shall not offer any bribe or other such inducement to any other person for the purpose of encouraging that other person to place business with AAAM. All concessions made, favours granted and commissions paid by staff on AAAM’s behalf are to be promptly reported in writing to the Compliance Officer.

6.7	No staff of AAAM may serve as a director, officer or staff of other party without having first advised and obtained the consent from the Chief Executive Officer or the Board. In particular, staff must not enter into any arrangement with any party that would entail AAAM losing or compromising its independence or not being able to take advantage of any economic opportunity properly belonging to AAAM or its clients. For the avoidance of doubt, staffs may only participate in business ventures with customers or suppliers or accepting appointment to any public board, after obtaining prior written approval from the Chief Executive Officer or with full knowledge of the Board without objection from the Board.

7	PRIVACY POLICY

Introduction

7.1	The nature of AAAM’s work makes it necessary to emphasize the importance of safeguarding unpublished confidential information, which is in AAAM’s possession but not available in the public domain. In addition, the investment management agreement signed with the client would generally contain a confidentiality clause which prohibits both the signing parties (including its respective parties’ employees) from divulging any confidential information.

Employee’s duties

7.2	Staffs are under a strict duty not to disclose or make use of any correspondence, files, accounts, connections, dealings, trade secrets, any business/financial opportunity or other information which has been obtained in the course of their employment at AAAM, whether for financial or personal gain or otherwise.

7.3	Staffs are under a duty NOT to:

7.3.1	disclose to anyone outside AAAM, (whether a client or not) unpublished or confidential information concerning AAAM or its clients;

7.3.2	discuss with any employee of AAAM such information except to the extent that it is necessary for the proper performance of their duties;

7.3.3	make use of such information for personal gain; or

7.3.4	make available to others any document relating in any way to the business of AAAM or its clients, unless required to do so by law, or where the prior consent of AAAM and/or the client has been obtained.

7.4	All information should be kept confidential except those already in the public domain. If you are unsure whether the information is publicly available, it is always prudent to assume any information obtained about AAAM or any of its clients is unpublished so as to prevent accidental leakage of confidential information. If a staff accidentally or indirectly receives such information, whether substantiated or not, and it is reasonable to believe that this may be a leak of unpublished or confidential information, the employee is advised to adhere to the rules set out 7.3 above.

7.5	It is the responsibility of individual staff to take appropriate security precautions when leaving your desk unattended during the day or after work like lock away confidential papers.

7.6	Staffs are reminded that all unwanted papers referring directly to the business of AAAM or its clients should preferably be disposed of by shredding. Care should also be taken that our correspondence with external parties would not reveal the identities of our clients except if it is for the purpose of carrying out of its obligations or regulatory requirements.

8	CLIENT’S MONEY

Introduction

8.1	This chapter applies if the firm receives or holds money from, or on behalf of, a client in the course of, or in connection with, designated investment business as stated in the investment management agreement.

Regulations

8.2	The Securities and Futures (Licensing and Conduct of Business) Regulations stipulates the holder of a capital markets services licence shall:

8.2.1	treat and deal with all moneys received on account of its customer as belonging to that customer;

8.2.2	deposit all moneys received on account of its customer in a trust account or in any other account directed by the customer; and

8.2.3	not commingle moneys received on account of its customer with its own funds, or use the moneys as margin or guarantee for, or to secure any transaction of, or to extend the credit of, any person other than the customer

The purpose of the Regulation is to segregate clients’ monies and properties, which are held by the Company for investment, from the Company’s own assets for identifying clients’ monies from being used to reduce the Company’s liabilities in the event of default by the Company. Consequently, the Company is required to open an account in Client’s name or in the Trust Account of clients and to deposit clients’ monies and properties in these accounts.

8.3	The Regulation requires AAAM to write to the Custodian and to seek written acknowledgment with respect to the following:

8.3.1	all moneys deposited in the trust account are held on trust by the holder for its customer; and

8.3.2	the account is designated as a trust account, or a customer’s or customers’ account, which shall be distinguished and maintained separately from any other account in which the holder deposits its own moneys.

8.4	The Regulation also requires AAAM to pay the client’s money or property into the trust account not later than the next business day following the day on which AAAM has received the client’s money or property as well as to ensure records and details stated in the Regulations are properly maintained.

8.5	All withdrawal from these accounts shall comply with the Regulation. Generally, withdrawal is permitted for the following purpose:

8.5.1	making a payment to any person entitled thereto;

8.5.2	making a payment to meet an obligation of a customer whose money is deposited in that account, being an obligation that arises from any dealing in securities, trading in futures contracts or leveraged foreign exchange trading, as the case may be, by the holder for the customer;

8.5.3	defraying its brokerage and other proper charges;

8.5.4	making a payment to any other person or account in accordance with the written direction of the customer;

8.5.5	reimbursing the holder any moneys that it has advanced to the account and any interest and returns that it is entitled to by virtue of regulation 23, so long as such withdrawal does not result in the account becoming under-margined or under-funded.

8.5.6	making a deposit in accordance with regulation 19 or an investment in accordance with regulation 20; or

8.5.7	making a payment or withdrawal that is authorized by law.

9	CUSTODY

Introduction

9.1	AAAM does not provide custodian function to its clients. Hence, where it is required of AAAM to appoint a Custodian to custodize clients’ monies and assets, the following requirements shall be complied with.

Opening Custody Account

9.2	Securities and Futures (Licensing and Conduct of Business) Regulations clause 27(1) requires the holder of a capital markets services licence to maintain a custody account in which it deposits a customer’s assets with-

9.2.1	a bank licensed under the Banking Act (Cap. 19);

9.2.2	a merchant bank approved as a financial institution under the Monetary Authority of Singapore Act (Cap. 186);

9.2.3	a finance company licensed under the Finance Companies Act (Cap. 108);

9.2.4	a depository agent within the meaning of section 130A of the Companies Act (Cap. 50) for the custody of securities listed for quotation or quoted on the Singapore Exchange Securities Trading Limited or deposited with the Central Depository (Pte) Ltd;

9.2.5	an approved trustee for a collective investment scheme within the meaning of section 289 of the Act; or

9.2.6	any person licensed under the Act to provide custodial services for securities.

9.3	Without prejudice to 9.2 above and subject to the customer’s prior written consent, the holder may, for the purpose of the safe custody of the customer’s assets denominated in a foreign currency, maintain the custody account with a custodian outside Singapore which is licensed, registered or authorised to act as a custodian in the country or territory where the account is maintained.

Notification and acknowledgment from specified custodians

9.4	Where the holder of a capital markets services licence opens a custody account with a custodian specified in regulation 27(1), the holder shall, before depositing a customer’s assets in the account, give written notice to the custodian, and obtain an acknowledgment from the custodian that-

9.4.1	all assets deposited in the custody account are held on trust by the holder for its customer; and

9.4.2	the account is designated as a trust account, or a customer’s or customers’ account, which shall be distinguished and maintained separately from any other account in which the holder deposits its own assets.

Custody agreement

9.5	Before placing its customer’s assets in a custody account with a custodian, the holder of a capital markets services licence shall agree with the custodian, in writing, to the following:

9.5.1	that the account shall be designated as that of the customer or customers;

9.5.2	that the custodian shall hold and record the assets in accordance with the holder’s instructions; and the records shall identify the assets as belonging to the holder’s customer and the assets shall be kept separate from any asset belonging to the holder or to the custodian;

9.5.3	that the custodian shall not claim any lien, right of retention or sale over any asset standing to the credit of the custody account, except -

•	where the holder has obtained the customer’s written consent and notified the custodian in writing of the written consent; or

•	in respect of any charges as agreed upon in the terms and conditions relating to the administration or custody of the asset;

9.5.4	that the custodian shall provide sufficient information to the holder in order that the holder may comply with its record-keeping obligations under the Act or these Regulations or under any other law;

9.5.5	the person in whose name the assets are registered;

9.5.6	that the custodian shall not permit any withdrawal of the assets from the custody account, except for delivery of the assets to the holder or on the holder’s written instructions;

9.5.7	the arrangements for dealing with any entitlement arising from the assets in the custody account, such as coupon or interest payment;

9.5.8	the extent of the custodian’s liability in the event of any loss of the assets maintained in the custody account caused by fraud or negligence on the part of the custodian or any of the custodian’s agents; and

9.5.9	the applicable fees and costs for the custody of the assets.

Informed clients

9.6	The holder of a capital markets services licence referred to in 9.5 shall, before depositing its customer’s assets in a custody account, disclose to the customer the terms and conditions agreed with the custodian.

10	GIFTS

Introduction

10.1	Generally, gifts received or given from/to clients/brokers/etc. may present conflicts of interests.

10.2	Therefore, the objective of AAAM’s Gifts policy is to ensure that neither AAAM nor any of its employees accepts or gives any gifts which is likely to create a significant conflict with any of his/her duties owed to client/s or the Company in connection with the investment business. The intention of this rule is to ensure that our judgment and reputation are not in any way being influenced by the fact that benefits have been received or given.

10.3	The Compliance Officer shall maintain record of gifts received by or given to clients.

10.4	This policy does not apply to gifts from family or friends unconnected with the employee’s duties and responsibilities.

10.5	This policy is not intended to prohibit normal business entertainment.

Materiality

10.6	Gifts – All staff are required to disclose gifts valued of at least US$100 (or its equivalent) received from customers/brokers/etc, using the declaration form at Appendix 2. Gifts received at or delivered to homes should also be declared. Staff may be asked to return gifts which are deemed excessive. The declaration forms should be submitted to the Compliance Officer within 10 working days from the date of receipt of such gifts.

10.7	Entertainment –Normal business entertainment in line with usual business practice, such as a meal, need not be disclosed. However, staff should avoid any entertainment if it may influence the proper discharge of the employee’s duties or to raise any question of impropriety or professional independence. Hence, it is the responsibility of the staff to ensure that the entertainment received would not influence the proper discharge of the employee’s duties or to raise any question of impropriety or professional independence.

Approval

10.8	All declaration form for gifts received by the staff should be acknowledged by the Chief Executive Officer before submitting to the Compliance Officer.

Prohibition

10.9	Generally, staff should not receive cash or cash convertible gifts from clients/brokers/etc. Should cash or cash convertible gifts given by clients/brokers/etc. and is not appropriate to turn down these gifts, staff should refer to the Chief Executive Officer and the Compliance Officer for a decision who may direct the staff to donate the cash or cash convertible gifts to the charity of his/her choice.

Note: on a case-by-case basis, the giving of cash or cash convertible gifts to staff may be acceptable if it is in accordance with customary practice.

Giving gifts

10.10	Similar to receiving gifts, giving of gifts may create conflict of interest between the AAAM and other parties. Staff should seek approval from the Chief Executive Officer before engaging in any gift giving or and other promotional activities. The following rules should be observed:

10.10.1	no gift should be given with the intention to obtain improper business advantages or one must be concerned of the appearance of any such intention or conflict of interest;

10.10.2	no gift should be given should be in conflict with the business ethics and compliance rules and standards of the recipient and/or invitee or local business standards. Before making any such gift each staff must be fully aware of such standards and rules;

10.10.3	giving of gifts must be fully transparent and delivered to the business address, where possible, of the counterpart;

10.10.4	charitable contributions and sponsorship payments can only be made if allowed under local legislation and current corporate policy; and

10.10.5	political contribution by the company is not permitted.

10.10	If you have any doubts or concerns about the gift that you receive, please do not hesitate to speak to the Compliance Officer.

11	INSIDER DEALING AND OTHER PROHIBITED CONDUCTS

Introduction

11.1	This chapter deals with insider trading and other prohibited conducts as prescribed under the Securities and Futures Act 2001 (“SFA”). Other prescribes prohibited conducts includes false trading and market rigging transactions, securities market manipulation, false or misleading statements, fraudulently inducing persons to deal in securities, employment of manipulative and deceptive devices, dissemination of information about illegal transactions and any other conducts which maybe prescribed by the Authority from time to time.

Please see Appendix 3 on the definition of connected and other persons. Generally, connected persons include officers (e.g., director, secretary and employee) of a corporation.

Insider Dealing

11.2	AAAM is privy to market research, client information and its own internally generated research. AAAM and its staffs must be aware and vigilant to ensure that no one can be accused of being party to any “insider trading”.

11.3	In the course of his/her work, the staff, in particular the fund manager and the research analyst may gain access to confidential or price-sensitive information, for example, knowledge of a proposed rights issue, major management changes or unannounced trading results. Hence, as part of his/her duties, staffs are obliged not to disclose such information obtained to third parties (including to other AAAM employees unconnected with the matter concerned), or to make use of the information for his/her own gain.

11.4	Basically, insider dealing involves taking an unfair advantage over the general investing public by buying or selling a company’s securities or related investments while holding inside information, knowing that it is unpublished price-sensitive information.

Note 1:	the offence of insider dealing is not restricted to individuals dealing on personal account. Equally it can result when you deal for the firm’s account, deal for clients or simply disclose such information to someone.

Note 2:	Insider dealing transaction includes both profit making and loss avoiding trades.

11.5	A connected person has inside information if it is obtained from an inside source, e.g., from a director, employee or shareholder of a company or through having access to information by virtue of their employment, office or profession e.g. Research Analysts. A person will be considered to possess inside information if he knows or ought to know that the information is not generally available and if it were generally available, it might have a material effect on the price or value of the securities. Information will have material effect on the price or value of the securities if the information would, or would likely to influence persons who commonly invest in securities in deciding whether or not to subscribe for, buy or sell the securities.

11.6	It is an offence for other and connected person, whether a director, secretary, executive officer, employee or a person with a professional or business relationship with the Company, to deal in any securities while in possession of unpublished price-sensitive information concerning those securities, whether that information has come to him directly or indirectly. The SFA also prohibits an individual from communicating such information to a third party where he knows or reasonably believes that third party will act on the information so communicated.

11.7	It must be noted that:

11.7.1	In any proceedings against a connected or other person with regards to insider dealings, it is not necessary to prove that the accused or defendant intended to use the information;

11.7.2	the insider dealing rules apply to transactions by the Company for itself and its clients as well as staffs’ personal dealings. Hence, staffs are required to adhere to strict rules governing staff and their connected persons dealing;

11.8	If a staff has any reason to suspect that the information he/she holds (whether or not obtained directly, whether or not obtained in the course of his employment or through his social contacts) may be unpublished price-sensitive information, he should not deal in the securities concerned or communicate the information to any other person; and

11.9	A person who contravenes this provision of the SFA shall be liable on conviction to a fine and/or imprisonment. However, if the court has ordered him to pay a civil penalty for contravening provision on insider trading, that Person cannot be charged for an insider trading offence under the criminal offence thereafter. Nonetheless, staffs are therefore advised to take the utmost care when handling price-sensitive information as the consequences and repercussion to both the staff and the Company for insider dealing are severe.

11.10	Although insider dealing is most commonly associated with takeover bids, it is important to remember that there are many other examples of unpublished price-sensitive information. Some likely examples are as follows:

•	planned takeover bids (the most common situation)

•	unannounced trading results

•	major legal action (for or against the company)

•	Corporate actions like rights issues

•	major liquidity problems

If you have any reason to suspect that information you hold may be inside information, do not deal in the securities concerned and do not pass the information to anyone else.

11.11	Finally, if you have any doubts as to the propriety of a transaction with regard to the insider dealing regulations, please refer to Chief Executive officer, or the Compliance Officer or the Chief Executive Officer before dealing.

11.12	Should you require more information on insider dealing, please refer to the http://www.mas.gov.sg or http://statutes.agc.gov.sg

Other Prescribed Conducts

11.13	False trading and market rigging transactions

11.13.1	False trading means creating or doing anything intended to create a false or misleading appearance of active trading in any securities or market for, or price, of any securities.

11.13.2	Market Rigging means using a fictitious transaction or device or buying and selling any securities without changing beneficial ownership to maintain, inflate, depress or cause fluctuations in the market price of the securities.

11.14	Securities market manipulation

Offence occurs when 2 or more transactions are carried out which have (or likely to have) the effect of raising, lowering, maintaining or stabilising the price of securities with the intent to induce other persons to subscribe for, buy or sell the securities of a corporation or a related corporation.

11.15	False or misleading statements

Offence occurs when a person makes a statement or disseminates information which is false or misleading that may induce others to buy, sell or subscribe for securities; or raise, lower, maintain or stabilise the price of securities

11.16	Fraudulently inducing persons to deal in securities

Offence occurs when a person induces others to deal by (i) making or publishing a statement known to be misleading, false or deceptive, (ii) dishonestly hiding material facts, (iii) recklessly making or publishing a misleading, false or deceptive statement; (iv) recording or storing information known to be false or misleading

11.17	Employment of manipulative and deceptive devices

Offence occurs when a person (i) uses any device, scheme or deception to defraud (ii) engages in any act or practice to defraud or deceive (iii) makes a statement known to be false in a material particular (iv) omits a material fact to mislead

11.18	Dissemination of information about illegal transactions

A person must not disseminate information on price movement of any securities arising from an illegal trading activity if (i) he has entered into such transaction; (ii) he receives a benefit for circulating the information

11.19	Please refer to the Appendix 3 for the penalty.

11.20	Should you require more information, please refer to the http://www.mas.gov.sg or http://statutes.agc.gov.sg

12.	STAFF SHARE DEALINGS

General Principles

12.1	In view of the company’s fiduciary duties towards its clients, the Staff Share Dealings policy serves to provide an avenue for Cover Persons and their connected persons to deal in securities within the framework of the Company’s rules. Because of this fiduciary relationship, it is generally improper for the company or its personnel to

12.1.1	Use for their own benefit (or the benefit of anyone other than the client) information about the Firm’s trading or recommendations for client accounts; or

12.1.2	Take advantage of investment opportunities that would otherwise be available for the Firm’s clients.

Objectives

12.2	To ensure that Cover Person’s dealings do not conflict with their work through:

12.2.1	active dealings; or

12.2.2	excessive dealings, or

12.2.3	dealings in counters on the Restricted Lists, if any.

12.3	To ensure that as far as possible Cover Person deal within their financial means.

12.4.	To ensure compliance with applicable rules and regulations.

12.5	To prohibit Cover Person dealing in securities on the Restricted Lists, if any.

12.6	To ensure that Cover Person dealings do not conflict with those of the Company’s clients.

Cover Person

12.7	Cover Person is defined as any of the following:

12.7.1	Holder of an employment agreement with the company;

12.7.2	Seconded staff

12.7.3	Part-timers

12.7.4	Trainees

12.7.5	In general, all individual working for AAAM on a permanent or temporary basis

Connected Person

12.8	The Staff Share Dealings rule is also applicable to connected persons of the Cover Person.

12.9	A person is a connected person of any member of Cover Person if he/she is so connected with that member of Cover Person, by reason of any domestic or business relationship (other than that arising solely because he/she is a customer of the firm), that the member of staff can reasonably be expected:-

12.9.1	to have influence over the person’s judgment as to how his/her property is to be invested and how he/she is to exercise any rights attaching to his / her investments or

12.9.2	to be consulted before any such judgment is made.

12.10	For the avoidance of doubt, the following is a list of people who will normally be presumed to be connected with a member of staff if he/she is: -

12.10.1	his/her spouse or children or step-children (including those over the age of 18);

12.10.2	a company in which any one or more of the members of staff and any connected person of his / her is interested in 15 per cent or more of the equity or voting capital;

12.10.3	a trustee, when acting in the capacity of a trustee, of a trust (other than an occupational pension scheme) under which the member of staff or connected person as defined above or any such company is a beneficiary or potential beneficiary.

However, if you have any doubt as to whether if any particular person is connected or not, please consult the Compliance Officer.

12.11	This policy does not apply to Non-Access Director. The term “Non-Access Director” shall mean any person who is a Director of Absolute Asia Asset Management, but who is not an officer or employee of Absolute Asia Asset Management and who meets all of the following conditions:

12.11.1	He or she, in connection with his or her regular functions or duties, does not make, participate in or obtain information regarding the purchase or sale of Covered Securities by a registered investment company, and whose functions do not relate to the making of recommendations with respect to such purchases or sales;

12.11.2	He or she does not have access to nonpublic information regarding any Firm clients’ purchases or sales of securities (other than information contained in standard account statements or reports that the Firm may furnish to such person in his or her capacity as a client of the Firm), or nonpublic information regarding the portfolio holdings of any Reportable Fund; and

12.11.3	He or she is not involved in making securities recommendations to Firm clients, and does not have access to such recommendations that are nonpublic (other than information contained in standard account statements or reports that the Firm may furnish to such person in his or her capacity as a client of the Firm).

Definition of Securities

12.12	Securities include:-

12.12.1	share, stock, bonds and debentures (including debenture stock, loan stock, bonds, certificates of deposit and other instruments creating or acknowledging indebtedness) issued by any corporate entity, wherever incorporated, or by any government or local authority or by any multinational agency;

12.12.2	warrants, certificates, depository receipts or other instruments conferring the right to subscribe for or acquire, or conferring any property rights in respect of, and investment falling within (a) above;

12.12.3	units in a collective investment scheme (e.g., a unit trust) including Real Estate Investment Trusts (REITs) or shares of a mutual fund managed by AAAM or by other fund management companies. For avoidance of doubt, a mutual fund includes Reportable Funds. Reportable Funds means any investment companies that are registered under the Investment Company Act for which the Firm serves as an investment adviser or whose investment adviser or principal underwriter controls the Firm, is controlled by the Firm, or is under common control with the Firm. A Reportable Fund includes registered investment companies that are sub-advised by the Firm or its affiliates;

12.12.4	derivatives of securities including options or single stock futures on such securities and stock index futures.

Reporting Requirements

12.13	Initial Holdings Reports.

12.13.1	No later than 10 calendar days after you become a Cover Person, you must file with the Compliance Officer an Initial Holdings Report. (Please see Appendix 4)

12.13.2	The Initial Holdings Report requires you to list all Securities (including title and type of security and, as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, the number of shares and principal amount) in which you (or your Connected Persons) have Beneficial Ownership. It also requires you to list all brokers, dealers and banks where you maintained an account in which any Securities were held for the direct or indirect benefit of you or your Connected Person on the date you became an employee or other Cover Person. The information contained in the report must be current as of a date no more than 45 days prior to the date you became a Cover Person.

12.13.3	The Initial Holdings Report also requires you to confirm that you have read and understand this Code, that you understand that it applies to you and your Connected Person, and, if applicable, that you understand that you are a Cover Person under the Code.

12.14	Quarterly Transaction Reports.

12.14.1	No later than 30 calendar days after the end of March, June, September and December each year, you must file with the Compliance Officer a Quarterly Transaction Report.

12.14.2	The Quarterly Transaction Report requires you to list all transactions during the most recent calendar quarter in Securities (including the date of the transaction, the title and type of security and, as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, the number of shares and principal amount) in which you (or your Connected Person) had Beneficial Ownership. It also requires you to report the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition), the price of the security at which the transaction was effected and the name of the broker, dealer or bank with or through which the transaction was effected.

EXCEPTION: A Cover Person need not report transactions effected pursuant to an automatic investment plan. An “automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

12.15	Annual Holdings Reports.

12.15.1	By February 14 of each year, you must file with the Compliance Officer an Annual Holdings Report.

12.15.2	The Annual Holdings Report requires you to list all Securities (including title and type of security and, as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, the number of shares and principal amount) in which you (or your Connected Person) had Beneficial Ownership as of December 31 of the prior year. It also requires you to list all brokers, dealers and banks where you or your Connected Person maintained an account in which any securities were held for the direct or indirect benefit of you or your Connected Person on December 31 of the prior year.

12.15.3	The Annual Holdings Report also requires you to confirm that you have read and understand this Code and have complied with its requirements, that you understand that it applies to you and your Connect Person, and that you understand, if applicable, that you are a Cover Person under the Code. (Please see Appendix 5)

12.16	Duplicate Confirmation Statements

12.16.1	If you or your Connected Person has a securities account with any broker, dealer or bank, you or your Connected Person must direct that broker, dealer or bank to send, directly to the Compliance Officer, contemporaneous duplicate copies of all transaction confirmation statements relating to that account.

NOTE: You must file the reports described below, even if you have no holdings, transactions or accounts to list in the reports.

Copies of all reporting forms may be obtained from the Compliance Officer

Beneficial Ownership in this section means any opportunity, directly or indirectly, to profit or share in the profit from any transaction in securities. It also includes transactions over which you exercise investment discretion (other than for a client of the Company) even if you don’t share in the profits.

Dealing Procedures

12.17	Cover Person and their connected persons must complete the “Staff Shares Dealing – Application and Report” Form (see Appendix 6) and obtain approval from the Compliance Officer or Chief Executive Officer or in the absence of the Chief Executive Officer, another fund manager, prior to dealing.

12.18	Upon obtaining the necessary approvals, Cover Person should time-stamp the Application form when the order was passed to the broker and upon completion of the order.

12.19	The approval is only valid on the day of approval.

12.20	Cover Person must report all deals done through the brokers to the Compliance Department. Staff shall authorize the broker to send duplicate copies of all trade confirmations and statements to the Compliance Department directly.

12.21	Cover Persons, who are also licensed under SFA or exempt under the FAA, are reminded of their obligations to update their Register of Securities (or Form 15) (see Appendix 7) under the SFA, failing to comply with the terms of the SFA is a criminal offence with serious consequences to an individual.

Dealing Restrictions

12.22	All deals by staff must be done in their own names.

12.23	Staff can deal for their connected persons provided the connected persons have authorized them to do so. A copy of the authorization letter should be furnished to the Compliance Officer.

12.24	Same day trading in any securities where an order has been placed in the same securities for any of our clients is not allowed except in exceptional situations and only after the prior approval of the Chief Executive Officer has been obtained.

12.25	No member of staff may allow his or her name (or the name of a person connected with him or her) to be put on a list of prospective placees in any listed or unlisted security and must not, in any circumstance, accept stock from such a placing without the specific consent of the Compliance Officer and the Chief Executive Officer.

12.26	No member of staff shall deal in any investment if to do so would, to his/her knowledge, involve a conflict of his/her own interest with that of any client or customer or with his/her duty to any client or customer.

12.27	No member of staff or any connected person of his/her shall effect a cross trades in any securities with a client or customer within the Group’s companies.

12.28	It is a requirement that every member of staff that he/she undertakes to comply with the policy on Insider Dealing and with the other requirements regarding personal or connected person share transactions as set out in this section. Such undertaking extends to any amended or replacement requirements set out in any revision of this manual or in any written notice given generally to members of staff.

12.29	No member of staff shall deal on his/her own behalf or on behalf of any connected person of him/her if he/she has reason to believe that that the person is prohibited by the rules on Insider Dealing from effecting that transaction.

12.30	Uncovered bear transactions (the sales of an investment not owned by the seller) or short sales are not permitted.

12.31	No acceptance of applications to subscribe or redeem of the Group’s collective investment schemes or reportable funds are allowed after the respective fund’s dealing cut-off time, i.e., no late trading is allowed.

Holding Period

12.32	A minimum holding period of 30 calendar days for any Security is required for all Cover Person’s and Connected Person’s investment.

Prohibition on Short Term Trading

12.33	No Cover Person may purchase and sell, or sell and re-purchase, within any period of 30 calendar days of any Security, including Reportable Funds, for each pair of “opposite” trade. For avoidance of doubt, in applying the 30 calendar days period, the most recent purchase (or sale) will be measured against the sale (or purchase) in question. (That is, a last-in, first-out analysis will apply).

15-Day Blackout Period

12.34	All Cover Persons are prohibited from placing any trade in a security within 7 calendar days, either before or after, the Company’s client accounts trade in that security. Where exceptions may be appropriate, such deals must be examined and approved by the Chief Executive Officer. For clarity, the total blackout period is 15 calendar days (the day of client trade, plus 7 calendar days before and 7 calendar days after).

Initial Public Offerings (“IPOs”)

12.35	Participation in IPO’s is permitted subject to the following guidelines.

12.36	All staff shall seek prior approval for subscription to any IPO shares. Please refer to clauses 12.16 to 12.20 on the Dealing Procedures

12.37	Approval will be granted to subscription of public trenches only where share allotment is purely on a random basis. For the avoidance of doubt, private placements or direct invitations from brokers to subscribe the shares will not be approved.

12.38	Staff should adhere to the holding period for all IPO shares successful allotted to him/her.

12.39	In the case of a public new issue or offer for sale (a “NATIXIS Group issue”) where a NATIXIS Group Company is the sole or a joint primary underwriter or offeror (or in the case of an international issue the lead or co-lead manager), no application should be made by any member of staff or a connected person for such issue unless the prior consent of the Compliance Officer and the Chief Executive Officer of AAAM.

Discretionary Managed Account

12.40	Where Compliance Officer’s and the Chief Executive Officer’s approvals have been granted to staff and/or their connected persons to have a discretionary managed account with a reputable fund manager (i.e. where all investment decisions are taken by the fund manager without prior consultation/notification to the client), the requirement for prior approval for investment from the Compliance Officer and the Chief Investment Officer is waived.

Exemption application

12.41	If any member of staff has difficulty in complying with this policy then the staff can apply to the Compliance Officer and Chief Executive Officer for exemption. The Compliance Officer and the Chief Executive Officer may deny staff’s application for whatever reason.

Escalation and Resolution Procedures for Personal Trade Violations and Conflicts

12.42	Compliance with the Staff Share Dealing Policy is of critical importance to the Firm. Hence, any situation which may involve a violation of the personal trading violations or conflicts must be promptly reported to the Compliance Officer or the Chief Executive Officer.

12.43	Both the Compliance Officer and the Chief Executive Officer shall decide on the best course of action after taking into consideration the circumstances giving rise to the breach. Accordingly, a breach of the Staff Share Dealing Policy may render disciplinary action ranging from warning and reprimand to immediate dismissal depending on the individual circumstances of each situation. In addition, the Firm may require the Cover Person concern to dispose off the security and donating profits, if any, to any charitable organization of his/her choice.

COMMON SENSE SHOULD PREVAIL IN CASES WHERE NOT OFFICIAL RESTRICTIONS EXIST BUT WHERE BY INTEGRITY OF THE STAFF MIGHT BE IN QUESTION IF HE/SHE ENGAGES IN SUCH TRANSACTION.

13	ADVERTISEMENT AND COMMUNICATION WITH MEDIA

Introduction

13.1	Generally, representation or communication made to clients or public (including any form of electronic communication), and/or information supplied or contained in marketing, advertising and promotional materials should be complete, accurate and not misleading or deceiving, and shall be based on principles of good faith and fair dealing.

Regulations

13.2	Clause 46 of the Securities and Futures (Licensing and Conduct of Business) Regulations on advertisement stipulates that a Capital Market Services licensee, whether directly or indirectly, cannot publish, circulate or distribute any advertisement:-

13.2.1	which refers, directly or indirectly, to any past specific recommendations of the holder in relation to securities or futures contracts which were or would have been profitable to any person, except that the holder or representative may refer in an advertisement to a list of all recommendations made by the holder or representative within the period of not less than one year immediately before the date the advertisement is published, circulated or distributed, which list, if furnished separately from the advertisement, shall: -

(i)	state the name of each securities or futures contract recommended, the date and nature of the recommendation, the market price at that time, the price at which the recommendation was to be acted upon, and the market price of the securities or futures contract as of the most recent practicable date; and

(ii)	contain a statement, in as large a font as the largest font used in the body of the advertisement, to the effect that the past performance of the securities or futures contracts in the list is not indicative of the future performance of the securities or futures contracts;

13.2.2	which represents, directly or indirectly, that any graph, chart, formula or other device set out or referred to in the advertisement -

(i)	can, in and of itself, be used to determine which securities or futures contracts to buy or sell, or when to buy or sell them; or

(ii)	will assist any person in deciding which securities or futures contracts to buy or sell, or when to buy or sell them,

without prominently disclosing in the advertisement the limitations thereof and the difficulties with respect to its use;

13.2.3	which contains any statement to the effect that any report, analysis or other service will be furnished free or without charge, unless such report, analysis or service is in fact or will in fact be furnished in its entirety and without any condition or obligation; or

13.2.4	which contains any inaccurate or misleading statement or presentation, or any exaggerated statement or presentation that is calculated to exploit an individual’s lack of experience and knowledge.

Advertisement in this Regulations means in relation to a holder of a capital markets services licence, means a dissemination or conveyance of information, or an invitation or solicitation, in respect of any regulated activity that the holder is licensed to carry on business in, by any means or in any form, including by means of:

•	publication in a newspaper, magazine, journal or other periodical;

•	display of posters or notices;

•	circulars, handbills, brochures, pamphlets, books or other documents;

•	letters addressed to individuals or bodies;

•	photographs or cinematograph films; or

•	sound broadcasting, television, the Internet or other media;”

Penalty

13.3	Any person who contravenes or fails to comply with the Regulations shall be guilty of an offence and shall be liable on conviction to a fine not exceeding S$25,000.

Validation of marketing material

13.4	Before any marketing material is published or distributed, it must be reviewed and approval in writing by the relevant Investment team member, the Compliance Officer and other appropriate department staff.

(Please refer to the Approval Form Appendix 8)

Communication with Media

General rules

13.5	Except for Heads of Marketing and investment managers who can speak within their respective area of expertise, otherwise, only persons authorized by the Chief Executive Officer or any member of the Board of Directors are allowed to speak to the media. All other staff members are to seek specific permission from the Chief Executive Officer prior to making any comments to the media.

13.6	All communications of AAAM are required to be full, fair, accurate, timely and understandable.

13.7	If the staff member receives a call directly from a journalist, the person has 2 choices:-

13.6.1	if the person is an approved spokesperson and can easily provide the answer to the query and it is within his/her specific area of specialty, then provide the information.

13.6.2	if the person is NOT an approved spokesperson, the person should refer the call to the Chief Executive Officer or any member of the Board of Directors who will decide how and by whom the query is best answered.

General Guidelines for Interviews with the Media

13.7	When the staff, representing the company or speaking on behalf of the company, conducting interviews with the media, one should bear in mind the following:

13.7.1	Authorized staff should speak to the media ONLY about their designated area of expertise. One must exercise care to ONLY talk on his/her specific fund/market/business specialty.

13.7.2	before making any comments whatsoever, ascertain :

•	the publication or the media concerned;

•	the focus of the article/interview.

If you are in any doubt as to the reputation of the publication or the focus of the article, do not get drawn into discussion.

13.7.3	If the interview relates to our investment policy and views, try to restrict the interview to longer term investment views and policies.

13.7.4	All comments to the media must specifically exclude comments on our business or clients unless such comments have been cleared in advance by the Chief Executive Officer, or in his absence, another Board member.

13.7.5	Staff should note the Company’s responsibility towards client’s confidentiality. Unless otherwise approval has been obtained in writing from the client, you must not disclose client names or client details under any circumstances.

13.7.6	Discussion of certain subjects may be covered by law and the company may be deemed as having contravened such laws if the media attributes statements on these subjects to you or to the company. For example, statements which could be construed as making forecasting returns should be avoided. Any comments on existing funds e.g. on past performance or on other group investment products should not be made unless they are factual in nature and then only after clearance from the Compliance Officer.

14	CLIENT COMPLAINTS

Introduction

14.1	It is imperative that AAAM attends to all complaints promptly and fairly. Management must be aware of all client complaints to ensure that the highest standards of client care are maintained at all times. Changes to approaches and procedures may be initiated by management in response to complaints. Such changes may be needed to enhance the standard of services provided, and are only possible if management is alerted to problems.

Monitoring and Recording

14.2	The Compliance Officer maintains the Complaints Register which comprises of a record of all complaints made, email correspondences or letters with clients, and the manner in which they are resolved. Each complaint, whether it is justified or not, shall be fairly and thoroughly investigated by the Compliance Officer or a senior officer appointed by Chief Executive Officer. All employees should be familiar with the complaints procedures.

Complaint Procedures

14.3	Many complaints, particularly of an administrative nature, either involve minor clerical errors or are in substance no more than queries. Where such a matter is raised orally by a customer and can be immediately resolved to client’s satisfaction by a simple explanation, no further action need to be taken. In all other cases, and in all cases where a complaint, however minor, is made in writing, the following procedure must be followed:

14.3.1	The person receiving the complaint - orally or in writing - should complete the “Complaints” form (see specimen at Appendix 9) which will be filed in the Complaints Register. A file note of the telephone conversation with the complainant should be documented. Clients should however be requested to put their concerns in writing so that the circumstances of the complaint can be clarified. All written communication from clients should be attached to the “Complaints” form.

14.3.2	The form must be completed in full and checked and signed by the Department Head. Thereafter, the form should be distributed to the Chief Executive Officer and any other persons as determined by the Chief Executive Officer. The form must also be passed to the Compliance Officer within one business day upon the receipt of the complaint. The Compliance Officer will determine whether the complaint constitutes a breach of regulatory requirements. The original form would be placed in the Complaints Register.

14.3.3

Where the complaint is not straightforward, involves a material amount of money or contains allegations that we have acted illegally, improperly or negligently, it should be immediately referred to the Chief Executive Officer. He will either instruct the Compliance Officer to investigate the complaint or arrange for this to be done by an employee who is independent of the complaint. Suitable action will then be agreed between the Chief Executive Officer and appropriate Department Head concerned. Complaints of this nature may take several days to investigate and resolve. Where we are unable to send a detailed reply immediately to the client, we should acknowledge receipt of the complaint by return, and advise the client that an investigation is in progress.

14.3.4	In all circumstances, there should be a written acknowledgement sent to the client.

14.3.5	For complaints involving investigation, upon completing the investigation, and where any loss is involved, the appropriate reimbursement would be made to the client concern. All complaints will also be recorded in a central log (kept in the Complaints Register) to enable monitoring of action taken that has been taken to prevent future recurrence and further communication with the client.

Timings

14.4	All complaints must be documented as above within 48 hours - and preferably within 24 hours.

Queries

14.5	When in doubt whether a complaint needs to be documented, please consult the Compliance Officer.

Important Note

14.6	If a client makes a complaint to you, it is important that you follow the procedures outlined above. You should record the details of the complaint and tell the customer courteously that it will be investigated immediately. Do not allow yourself to be drawn into argument with a complainant. Equally, do not without proper authority, say anything to a complainant that can be used against us as admission of liability.

14.7	As a rule, staffs should not investigate complaints against themselves, or against their own subordinates, unless the investigations are made jointly with an independent party appointed by the Chief Executive Officer - who do not supervise those subordinates - or the Compliance Officer.

15	LITIGATION AND BREACH REPORTING PROCEDURES

Introduction

15.1	“Litigation” includes not only claims where court proceedings are actually instituted, but also claims where such proceedings are threatened and circumstances of which you become aware which might lead to any such claim being made in the future.

15.2	All breaches should be documented, whether or not client has suffered a financial loss. Breaches may occur for different reasons. Some examples of breaches include breach of client’s investment restrictions, regulatory requirements, etc

Litigation Procedure

15.3	All Staffs are required to report immediately any litigation case or potential claim against the Company to the Chief Executive Officer without delay. The Chief Executive Officer shall thereafter inform the Board of Directors as well as consult the Group Legal on the course of actions to take including seeking a local legal counsel’s advice.

Breach Procedure

15.4	All investment breaches should be recorded in the breach register. The register shall be kept and maintained by the Compliance Officer. The procedure below sets out the action that should be taken to rectify the breach.

15.4.1	Any staff who becomes aware that a breach has occurred, or may have occurred, must immediately report the incident, breach or possible breach, to his/her Department Head, the Compliance Officer and the Chief Executive Officer.

15.4.2	Breach of client’s investment mandate, shall be recorded on the Breach Report kept and maintained by the Compliance Officer. Where required, investment breaches shall be communicated to the client. Any waiver by client for no action to be taken should be clearly documented, preferably from client, stating the waiver and/or the rectification period.

15.4.3	Where the breach was due to the Company’s negligence, the Company shall compensate the client for the loss with the approval of the Chief Executive Officer. And if the breach resulted in a gain in the client’s account, such gain are to remain in the client’s account

16	ERROR REPORTING PROCEDURES

Introduction

16.1	AAAM takes utmost care when acting on behalf of client accounts to ensure that errors are reduced as much as possible. Nevertheless, if errors do occur, AAAM shall handle in such a way as to minimize their impact and to reduce the level of any compensation that may need to be paid, the following procedures will apply.

16.2	It is the responsibility of Compliance Officer to review transactions on a periodic basis and to report errors that result in violations of: -

16.2.1	Applicable laws, rules and regulations;

16.2.2	Client investment guidelines and restrictions;

16.2.3	Internal policies and procedures; and

16.2.4	Sound fiduciary standards.

16.3	Each staff must report any errors he/she detects, regardless of the dollar amount to the Compliance Officer. Although there is no prescribed format for the reporting of errors but the immediate escalation of the error is crucial.

Definition of Errors

16.4	Below is a list of examples of errors which AAAM may encounter and would require reporting regardless of whether there is a loss or gain to any client or not and regardless of the dollar value of such loss. Please note that this list is not exhaustive and other types of errors may occur.

16.4.1	Investment Management Errors

•	Advertent breaches and inadvertent breaches of investment restrictions (refer to Chapter 15 on litigation and breach reporting procuedures );

•	Allocation errors where the fund manger has incorrectly allocated an order;

•	Errors arising because of insufficient cash or stock holdings to settle a trade; or

•	Mistakes in dealing with forex such as incorrect or duplicate orders being placed.

16.4.2	Trading Errors

•	Incorrect instructions given to the broker;

•	Unauthorized cross trades.

Error Handling

16.5	Local Compliance Department is responsible for: -

16.5.1	Ensure that errors are corrected as soon as practicable;

16.5.2	Review errors reported and where appropriate, change or implement new procedures to prevent or discourage similar errors;

16.5.3	In consultation with the Account Relationship Manager, arrange for errors which result either in a gain or a loss to a client are reported to the client;

16.5.4	Ensuring that the calculation of the loss or gain is fair and accurate, and monies are promptly reimbursed to a client where there is a loss to that client.

16.5.5	Record all reported or detected errors in a manner that satisfies applicable regulatory, operational risk management and audit requirements. For breach of clients’ investment guidelines, refer to Chapter 19. At a minimum, the record prepared by local Compliance Department should include:

•	The name of the client(s) affected;

•	The name of staff(s) involved in the error;

•	The amount involved;

•	The name of the securities or transaction involved;

•	A description of how the error occurred;

•	The action taken to correct the error;

•	Any recommendations made to modify internal policies or procedures; and

•	Such other information as may be appropriate under the circumstances.

16.5.6	Report all errors to the Board of Directors and to carry out any further actions as required by the Board. The Compliance Officer is also required to report errors to the Group using the Operational Risk Incident Report on a quarterly basis.

Principles of error correction

16.6	Timely Correction

Errors must be corrected as soon after discovery as reasonably practical.

16.7	Compensation to Clients

16.7.1	All significant losses suffered by a client as a result of an error caused by AAAM are to be reimbursed. All gains realized by an account as a result of an error caused by AAAM are to remain in the client’s account.

16.7.2

Generally, netting of gains and losses between clients or in the case of multiple errors resulting from more than one investment decision for the same client is not permissible. Notwithstanding the above, netting of gains and losses is permitted only if consistent with applicable law, and only where more than one transaction must be effected to correct one or more trade errors made as a result of related investment action (e.g. a foreign exchange transaction in connection with a transaction in a foreign securities or a consistent and systematic mis-application of a client restriction).

16.7.3	Any error that potentially may amount to at least EUR50k, the Compliance Officer or any designated person should immediately report the error to the head office in Boston.

16.8	All compensation payments to be made to clients must be approved by Chief Executive Officer.

Calculation of compensation

16.9	The value of an error, or the gain or loss resulting from an error, is ordinarily determined by the change in value of an approved measure (consistently applied) between the time the error occurred and the time it was corrected (or otherwise ceased to exist). However, it is possible to make the calculation based on a measure of relative loss.

16.10	The Compliance Officer shall jointly work with the appropriate person in calculating the amount of compensation payable as a result of the error. Thereafter, the Compliance Officer shall seek approval from the Chief Executive Officer prior to forwarding the document to finance department to make the necessary payment.

Note: The Error Report should be read in conjunction with the Group Policy on Operational Risk

17	OPERATING PROCEDURES

Introduction

17.1	While funds delegated by NATIXIS Asset Management, the middle and back offices’ functions continues to be performed by NATIXIS Asset Management, all other funds middle and back offices’ functions are carried out by Absolute Asia Asset Management Ltd.

Other procedures

17.2	Separate operating procedures covering various business activities are located in the respective operations’ manual. Please familiarize yourself with the contents of the manuals in so far as they apply to your particular functions within the business.

17.3	Other procedures include but not limited to:

17.3.1	Investment Policy

17.3.2	Trading Manual

17.3.3	Business Continuity Policy

17.3.4	Investment Risk Control Policy

18	NOTIFICATIONS

General

18.1	Staff should notify the Compliance Officer immediately of any situation which he/she is aware or were involved in the breach of this Manual or other rules or regulations. By attending to breaches at an early stage, AAAM can rectify them immediately or prevent them from getting out of hand; hence, it is most important that such notifications are made to the Compliance Officer or in his absence, the Chief Executive Officer, without delay.

18.2	Staff should notify the Compliance Officer or Group Compliance Officer immediately which he/she is aware or becomes aware of any case of impropriety. All reported cases of impropriety shall be kept confidential. Each case shall be investigated and reported to the Board of Directors. In instance where the report of impropriety is unfounded after investigation, no action will be taken against the reporting staff if it is reported in good faith or with no malicious intent.

18.3	Under the MAS licence conditions, all licenced staff is required to notify the Monetary Authority of Singapore of any civil and criminal proceedings instituted against him/her as well as any changes to the Form 3 which was submitted to MAS for applying for the Representative’s license. As such, the staff concern should correspondingly inform the Compliance Officer and the Chief Executive Officer.

19	RECORD RETENTION

Introduction

19.1	All records shall be retained in accordance to the stipulated regulatory period. Where there are no regulatory periods stipulated or where there are no periods stipulated by client/s, the records shall be kept for a minimum period of 6 years. The following is a list of records that should be kept. In addition, as Absolute Asia AM is also a US SEC registered Investment Adviser, it is also required to maintain record in accordance with Section 204 of the Advisers Act with respect to recordkeeping requirements. (Note: the list of records/reports to be kept as shown below is not exhaustive)

Financial statements of the Company

19.2	Section 102 of the Securities and Futures Act requires a holder of Capital Market Services License to keep books for a period of at not less than 6 years.

19.3	Failure to observe with the above regulation shall be guilty of an offence and shall be liable on conviction to a fine not exceeding $50,000 and, in the case of a continuing offence, to a further fine not exceeding $5,000 for every day or part thereof during which the offence continues after conviction.

19.4	For tax purposes, all documents should be kept for a period of at least 7 years.

Register of Securities

19.5	Under Section 131 of the SFA, AAAM’s investment representatives are required to maintain a register of securities in a prescribed form in respect of the securities held. The register must be updated with 7 calendar days of acquisition or change of holdings. Please refer to Appendix 10 on updating of interest in securities.

19.6	Failure to comply with Section 131 carries a liability on conviction of a maximum fine of S$10,000.

19.7	The register shall be retained for a period of not less than 6 years after the date on which such entry is first made.

Accounts Opening and Financial Transactions Record

19.8	As required under the “Prevention of Money Laundering and Countering the Financing of Terrorism” and taking into account the provisions of the Corruption, Drug Trafficking and Other Serious Crimes (Confiscation of Benefits) Act (Chapter 84A) and FATF (Financial Action Task Force) Recommendations,

19.8.1	financial transaction documents relating to the opening of an account are to be kept for 6 years after the date the account is closed; and

19.8.2	other financial transaction documents are to be kept for 6 years after the date on which the transaction takes place.

19.9	Financial transaction documents may be retained as originals or copies, on microfilm, or in electronic form, provided that such forms are admissible in court. If the records relate to on-going investigations or transactions that have been the subject of a disclosure, they shall be retained beyond the stipulated retention period until it is confirmed that the case has been closed.

Note: Generally, the “Investment Management Delegation Agreement” or the “Non-Discretionary Investment Adviser Delegation Agreement” signed with NATIXIS Asset Management or NATIXIS Global Associates for clients, it is a requirement that all records pertaining to portfolio recommendations and specific transactions pertaining to that client should be kept for at least 10 years.

Other communications

19.10	‘Circulars or other written communications’ which includes research reports, RFP, a recommendation, e-mails whether expressly or by implication with respect to securities or a class of securities’ have to be maintained for 7 years.

Note: Generally, the “Investment Management Delegation Agreement” or the “Non-Discretionary Investment Adviser Delegation Agreement” signed with NATIXIS Asset Management or NATIXIS Global Associates for clients, it is a requirement that all records pertaining to portfolio recommendations and specific transactions pertaining to that client should be kept for at least 10 years.

Register of FA Representatives

19.11	Under the Financial Adviser Regulations 38, an Exempt FA is required to maintain a register of its representatives for financial advisory services, containing the following details or particulars in relation to each representative–

•	his name;

•	the type or types of financial advisory service he is authorized to provide for the exempt financial adviser;

•	the type or types of investment product in respect of which he is authorized to provide financial advisory service;

•	the date of commencement of authorization to provide each type of financial advisory service and, where applicable, in respect of each type of investment product;

•	the date of cessation of authorization to provide each type of financial advisory service and, where applicable, in respect of each type of investment product; and

•	any qualification obtained by him to fulfill any requirement specified in written directions and the date of obtaining such qualification

•	The Register should be kept for a period of at least 6 years after the company has ceased providing financial advisory services.

Register of Representatives of Exempt Financial Institutions

19.12	As required under the clause 22 of “Notice on Minimum Entry and Examination Requirements for Representatives of Holders of Capital Market Services and Exempt Financial Institutions”, the company shall keep records on the type of regulated activities conducted by the representatives and the date on which they completed the course.

19.13	The Register shall be kept for a period of at least 6 years after the company has ceased providing all the regulated activities.

Record on Continuous Education and Training

19.14	As part of the renewal of Capital Market Services Representative’s License, licensed staff are required to undertake continuing education and indicate such course/seminar attended in the renewal of his/her licensing. In addition, Exempt Financial Adviser in the “Notice on Minimum Entry and Examination Requirements for Representatives of Licensed Financial Advisers and Exempt Financial Advisers” is required to ensure that its Representatives undergo continuing education.

19.15	Hence, all license staff should update Joanna on the course’ title, date and duration attended. Where possible, staff should forward copies of certificates upon completion of the course or certificates of attendance.

19.16	The record should be kept for at least 6 years after the event.

Complaint Register

19.17	All complaints shall be logged for future reference. Please refer to the Complaint Procedures for more information.

19.18	The Register should be kept indefinitely.

Breach Register

19.19	All breaches shall be logged for monitoring and future reference. Please refer to Breach Reporting Procedures for more information.

19.20	The Register should be kept indefinitely.

Litigation records

19.21	Litigation records shall be kept indefinitely.

Note: The above list of reports is not exhaustive and you should speak to the Compliance Officer if you have any doubt regarding the retention of any reports or documents.

20	COMPULSORY LEAVE POLICY

Introduction

20.1	All staff is entitled to annual leaves as reflected in his/her employment contract.

20.2	As part of the Company’s compliance monitoring process, it is mandatory for each individual staff to take an audit leave for a period of 5 business days.

21	PREVENTION OF MONEY LAUNDERING AND COUNTERING THE FINANCING OF TERRORISM

Introduction

21.1	For the preservation, nationally and internationally, of the good name of the securities industry in Singapore and recognizing the need to prevent the financial system from being used in furtherance of money laundering activities arising from or in connection with drug trafficking and criminal conduct, MAS has instituted a notice on “Prevention of Money Laundering and Countering the Financing of Terrorism” for Holders of CMS Licensees and Exempted Persons.

21.2	All Capital Markets Services licence holders are required to comply with the notice.

Regulations

21.3	The Corruption, Drug Trafficking and Other Serious Crimes (Confiscation of Benefits) Act (Chapter 65A) (the “Act”);

21.4	Terrorism (Suppression of Financing) Act (Cap 325)

21.5	Notice on Prevention of Money Laundering And Countering The Financing of Terrorism for Holders of CMS Licence;

21.6	The Financial Action Task Force 40 Recommendations, in particular Recommendations 9 to 20.

Stages of Money Laundering

21.7	There are 3 stages during which there may be numerous transactions that could alert a licensee to the money laundering activity:

21.7.1	Placement: the physical disposal of benefits of drug trafficking or criminal conduct;

21.7.2	Layering: the separation of benefits of drug trafficking or criminal conduct from their source by creating layers of financial transactions designed to disguise the audit trail;

21.7.3	Integration: the provision of apparent legitimacy to benefits of drug trafficking or criminal conduct. If the layering process succeeds, integration schemes place the laundered funds back into the economy so that they re-enter the financial system appearing to be legitimate business funds.

Underlying Principles

21.8	The following principles shall serve as a guide in the conduct of our operations and business activities:

21.8.1	Exercise due diligence when dealing with customers, persons appointed to act on the customer’s behalf and beneficial owners.

21.8.2	Conduct its business in conformity with high ethical standards, and guide against undertaking any transaction that is or may be connected with or may facilitate money laundering or terrorist financing.

21.8.3	Whenever possible, and to the fullest extent possible, assist and cooperate with the relevant law enforcement authorities in Singapore in preventing money laundering and terrorist financing.

Definition of Customer

21.9	The person in whose name an account is opened or intended to be opened, or to whom the company undertakes or intends to undertake any transaction without an account being opened.

Customer Due Diligence (“CDD”)

21.10	No company shall open or maintain anonymous accounts or accounts in fictitious names.

21.11	In case of a joint account, the company shall perform CDD measures on all joint account holders as if each of them were individually customers of the company.

When to Perform CDD measures

21.12	The company shall perform CDD measures by completing company’s customer’s identification form (please see Appendix 11) when:

21.12.1	Establishes business relations with any person;

21.12.2	Undertakes any transaction of a value exceeding S$20,000 for any customer who has not otherwise established business relations with the company;

21.12.3	Is suspicious of money laundering or terrorist financing, notwithstanding that the company would otherwise not be required under the regulation to perform CDD measures; or

21.12.4	The company has any doubt about the veracity or adequacy of any information previously obtained.

CDD Measures where Business Relations are Established

Identification

21.13	The Company shall establish the identity of each customer who applies to the company to establish business relations. The company shall obtain and record including but not limited to the following information of the customer:

21.13.1	Full name, including aliases;

21.13.2	Unique identification number (example, I/C, birth certificate, or passport, certificate of incorporation or business registration number);

21.13.3	Existing residential address, registered or business address (as appropriate) and contact telephone number(s);

21.13.4	Date of birth, incorporation or registration (as appropriate); and

21.13.5	Nationality or place of incorporation or registration (as appropriate).

21.14	Where the customer is a company, the company shall apart from identifying the customer, also identify the directors of the company.

21.15	Where customer is a partnership or a limited liability partnership, the company shall apart from identifying the customer, also identify the partners.

21.16	Where customer is any other corporate or unincorporate, the company shall apart from identifying the customer, also identify the persons having the executive authority in that body corporate or unincorporate.

Verification of identity

21.17	The company shall verify the identity of the customer using reliable, independent sources;

21.18	The company shall retain copies of all reference documents used in identity verification and the identification information.

Identification and Verification of identity of Natural Persons Appointed to Act on the Customer’s Behalf

21.19	Where customer appoints one or more natural persons to act on his behalf or the customer is not a natural person, the company shall:

21.19.1	identify the natural persons that act or are appointed to act on behalf of the customer

21.19.2	verify the identity of these persons using reliable and independent sources

21.19.3	retain copies of all reference documents used to verify the identity of these persons.

21.19.4	verify the due authority of such persons to act on behalf of the customer, including but not limited to the following:

a.	obtaining appropriate documentary evidence that the customer has appointed the persons to act on its behalf; and

b.	the specimen signatures of the persons appointed

21.20	Where the customer is a Singapore government entity, the company shall only be required to obtain such information as may be required to confirm that the customer is a Singapore government entity as asserted.

Identification and verification of identity of beneficial owners

21.21	Subject to 21.24, the Company shall inquire if there exists any beneficial owner in relation to a customer;

21.22	Where is one or more beneficial owners in relation to a customer, the company shall take reasonable measures to obtain information sufficient to establish and verify the identities of the beneficial owners;

21.23	Where the customer is not a natural person, the company shall take reasonable measures to understand the ownership and control structure of the customer.

21.24	The company shall not be required if there exists any beneficial owner in relation to a customer that is:

21.24.1	a Singapore government entity;

21.24.2	a foreign government entity;

21.24.3	a public company listed on the Singapore Exchange;

21.24.4	a public company listed on a stock exchange outside of Singapore that is subject to regulatory disclosure requirements;

21.24.5	a financial institution supervised by the Authority;

21.24.6	a financial institution incorporated or established outside Singapore that is subject to and supervised for compliance with AML/CFT requirements consistent with standards set by the FATF

21.24.7	an investment vehicle where the managers are financial institutions:-

a.	supervised by the Authority

b.	incorporated or established Singapore but are subject to and supervised for compliance with AML/CFT requirements consistent with standards set by the FATF unless the company suspects that the transaction is connected with money laundering or terrorist financing.

Note: For the purpose of 21.24.6 and 21.24.7(b), the company shall document the basis for its determination that the requirements in those paragraphs have been duly met.

Information on the purpose and intended nature of business relations

21.25	The company shall obtain, from the customer, when processing the application to establish business relations, information as to the purpose and intended nature of business relations.

Ongoing Monitoring

21.26	The company shall monitor on an ongoing basis, its business relations with customers.

21.27	The company shall, during the course of business relations, observe the conduct of the customer’s account and scrutinize transactions undertaken to ensure that the transactions are consistent knowledge of the customer, its business and risk profile and where appropriate, the source of funds.

21.28	The company shall pay special attention to all complex or unusually large transactions or unusual patterns of transactions that have no apparent or visible economic or lawful purpose.

21.29	The company shall, to the extent possible, inquire into the background and purpose of the transactions in paragraph 21.28 and document its findings with a view to making this information available to the relevant competent authorities should the need arise.

21.30	The company shall periodically review the adequacy of customer identification information obtained in respect of customers and beneficial owners and ensure that the information is kept up to date, particularly for higher risk categories of customers.

Non Face-to-Face Verification

21.31	The company shall put in place policies and procedures to address any specific risks associated with non-face-to-face business relationships or transactions.

21.32	The company shall implement the policies and procedures referred to in paragraph 21.31 when establishing customer relationships and when conducting ongoing due diligence.

21.33	Where there is no face-to-face contact, the company shall carry out CDD measures that are as stringent as those that would be required to be performed if there were face-to-face contact.

21.34	As a guide, the company may take one or more of the following measures to mitigate the heightened risk associated with to being able to conduct an interview face-to-face:

21.34.1	telephone contact with the customer at a residential or business number that can be verified independently;

21.34.2	confirmation of the customer’s address through an exchange of correspondence of other appropriate method;

21.34.3	subject to the customer’s consent, telephone confirmation of the customer’s employment status with the customer’s employer’s personnel department at a listed business number of the employer;

21.34.4	confirmation of the customer’s salary details by requiring the presentation of recent bank statements from a bank;

21.34.5	certification of identification documents by lawyers or notary publics presented by the customer;

21.34.6	requiring the customer to make an initial deposit drawn on a personal cheque of the customer drawn in Singapore;

21.34.7	any other reliable verification checks adopted by the company for non-face-to-face business.

  CDD Measures for Non-Account Holders

21.35	When company undertakes any transaction of a value exceeding S$20,000 for any customer who does not otherwise have business relations with the company shall:

21.35.1	establish and verify the identity of the customer in the like manner as if the customer had applied to the company to establish business relations; and

21.35.2	record adequate details of the transaction so as to permit the reconstruction of the transaction, including the nature and date of the transaction, the type and amount of currency involved, the value date, and the details of the payee or beneficially.

21.36	Where 2 or more transactions are or may be related, the company shall treat the transactions as a single transaction and aggregate their values.

  Timing to complete CDD checks

21.37	Subject to paragraph 21.38 below, the company shall complete CDD measures

21.37.1	before the company establishes business relations; or

21.37.2	before the company undertakes any transaction for a customer, where the customer does not have business relations with the company.

21.38	The company may establish business relations with a customer before completing the CDD measures if:

21.38.1	the deferral of completion of CDD measures is essential in order not to interrupt the normal conduct of business operations; and

21.38.2	the risks of money laundering and terrorist financing can be effectively managed by the company.

21.39	Where the company establishes business relations before completion of CDD measures, the company shall complete the CDD measures as soon as reasonably practicable.

  Where CDD measures are not completed

21.40	Where the company is unable to complete CDD measures, it shall terminate the business relationship and report to the management. The management shall consider the circumstances are suspicious so as to warrant the filing of STR.

  Existing Customers

21.41	The company shall perform CDD measures as may be appropriate to its existing customers having regard to its own assessments of materiality and risk.

21.42  As a guide, the company may perform CDD, when:

21.42.1	there is a transaction that is significant, having regard to the manner in which the account is ordinarily operated;

21.42.2	there is a substantial change in the company’s own customer documentation standards;

21.42.3	there is material change in the way that business relations with the customer are conducted;

21.42.4	the company becomes aware that there may be a change in the ownership or constitution f the customer, or the person authorized to act on behalf of the customer in its business relations with the company.

  Simplified Customer Due Diligence (“CDD”)

21.43	Subject to paragraph 21.44 , the company may perform such simplified CDD measures as it considers adequate to effectively identify and verify the identity of the customer, a natural person appointed to act on the customer’s behalf and any beneficial owner if it is satisfied that the risks of money laundering and terrorist financing are low.

21.44	The company shall perform simplified CDD measures in relation to customers that are from or in countries and jurisdictions know to have inadequate AML/CFT measures, as determined by the company for itself or notified to the company generally by the Authority or by other foreign regulatory authorities; or where the company suspects that money laundering or terrorist financing is involved (effective 2 Dec 09).

21.45	The company may perform simplified CDD measures in relation to a customer that is a financial institution supervised by the Authority (other than a holder of a money changer’s license or a holder of a remittance license, unless specifically notified by the Authority)

21.46	Where the company performs simplified CDD measure in relation to a customer, it shall document: -

21.46.1	the details of its risk assessment; and

21.46.2	the nature of the simplified CDD measures.

  Enhanced Customer Due Diligence

A.	Political Exposed Persons (“PEP”)

21.47	PEP means:

21.47.1	a natural person who is or has been entrusted with prominent public functions whether in Singapore or (effective 2 Dec 09) in a foreign country;

21.47.2	immediate family members of such a person; or

21.47.3	close associates of such a person

Note:	“Prominent public functions” includes the roles held by a head of state, a head of government, government ministers, senior civil servants, senior judicial or military officials, senior executives of state owned corporations, and senior political party officials.

21.48	In addition to the performing CDD measures, the company shall also conduct the following:

21.48.1	implement appropriate internal policies, procedures and controls to determine if a customer or beneficial owner is a PEP by referring to databases of PEPs either compiled commercially or by official authorities;

21.48.2	obtain approval from the company’s senior management to establish or continue business relations, where the customer or a beneficial owner is a PEP or subsequently becomes a PEP;

21.48.3	establish by appropriate and reasonable means, the source of wealth and source of funds of any customer or beneficial owner; and

21.48.4	conduct, during the course of business relations, enhanced monitoring of business relations with the customer.

B.	Other Higher Risk Categories

21.49	The above enhanced CDD measures shall also be used for such other categories, business relations or transactions as the company may assess to present a higher risk for money laundering and terrorist financing. Example of high risk group categories may include non-resident customers, private banking customers, body corporate set up as personal asset holding vehicles, or companies that have nominee shareholders or that issue shares in bearer form.

21.50	The company shall give particular attention to business relations and transactions with any person from or in countries and jurisdictions known to have inadequate AML/CFT measures, as determined by the company for itself or notified by the Authority or other foreign regulatory authorities.

Performance of Customer Due Diligence by Intermediaries

21.51	Subject to below paragraph, the company may rely on an intermediary to perform the CDD measures if the following requirements are met:

21.51.1	the company is satisfied that each intermediary it intends to rely upon is subject to and supervised for compliance with AML/CFT requirements consistent with standards set by the FATF, and has adequate measures in place to comply with those requirements;

21.51.2	the intermediary is not one on which the company have been specifically precluded by the Authority from relying; and

21.51.3	the intermediary is able and willing to provide, without delay, upon the company’s request any document obtained by the intermediary, which the company would be required or would want to obtain.

21.52	The company shall not rely on an intermediary to conduct ongoing monitoring of customers.

21.53

Where the company relies on an intermediary to perform CDD measures, it shall document the basis for its satisfaction that the requirements in paragraph 21.51.1 has been met except where the intermediary is a financial institution supervised by the Authority (other than a money changer or remittance business) and immediately obtain from the intermediary the CDD information which the intermediary had obtained (effective 2 Dec 09). Some of the measures may be taken by the company to determine if the intermediary satisfies the requirements include:

21.53.1	referring to any publicly available reports or material on the quality of AML/CFT supervision in the jurisdiction where that intermediary operates; or

21.53.2	referring to any publicly available reports or material on the quality of that intermediary’s compliance with applicable AML/CFT rules; or

21.53.3	obtaining professional advise as to the extent of AML/CFT obligations to which the intermediary is subject by the laws of the jurisdiction in which the intermediary operates; or

21.53.4	examining the AML/CFT laws in the jurisdiction where the intermediary operates and determining its comparability with the AML/CFT laws of Singapore.

21.54	For the avoidance of doubt, notwithstanding the reliance upon an intermediary, the company shall remain responsible for its AML/CFT obligations under the Singapore regulations.

Record Keeping

21.55	The company shall prepare, maintain and retain documentation on all its business relations and transactions with its customers such that:

21.55.1	all requirements imposed by law are met;

21.55.2	any transaction undertaken by the company can be reconstructed so as to provide, if necessary, evidence for prosecution of criminal activity;

21.55.3	the relevant competent authorities in Singapore and the internal and external auditors of the company are able to assess the company’s transactions and level of compliance with the Singapore Regulations;

21.55.4	the company can satisfy, within a reasonable time or any more specific time period imposed by law, any enquiry or order from the relevant competent authorities in Singapore for information.

21.56	The company shall, when setting its record retention policies, comply with the following document retention periods:

21.56.1	a period of at least 6 years following termination of business relation for customer identification information, and other documents relating to the establishment of business relations, as well as account files and business correspondence; and

21.56.2	at least 6 years following the completion of the transaction for records relating to a transaction, including nay information needed to explain and reconstruct the transaction.

21.57	The company may retain documents as originals or copies, in paper or electronic form or on microfilm, provided that they are admissible as evidence in a Singapore court of law.

21.58	The company may retain records pertaining to a matter which is under investigation or which has been the subject of an STR for such longer period as may be necessary in accordance with any request or order from STRO or from other relevant competent authorities.

  Suspicious Transactions and Reporting Procedures

21.59	All staff know or has reasonable grounds to suspect that the customer becomes aware of any suspicious transactions is responsible/required to report the incident/transaction to the Compliance Officer or any other senior staff, appointed by the Chief Executive Officer, to investigate the transactions. Please refer to Appendix 12 on some examples of suspicious transactions.

21.60	The Compliance Officer or the appointed personnel shall investigate and evaluate whether there are reasonable grounds for such belief and report the matter back to the Chief Executive Officer. Where reasonable grounds do not exist and recorded as such, no further action required, otherwise, the matter shall be promptly reported to the Chief Executive Officer.

21.61	The Compliance Officer or the Chief Executive Officer shall in turn report all suspicious transactions to the Suspicious Transactions Reporting Office, Commercial Affairs Department (STRO), via attached Form (see Appendix 13), as well as extend a copy to the Authority for information.

21.62	The company shall keep records of all transactions referred to STRO, together with all internal findings and analysis done in relation to them.

21.63	Where report has already been disclosed or is to be disclosed to STRO, staff should ensure that such information is kept confidential not be divulged to any person. (Section 48 of the Corruption, Drug Trafficking and Other Serious Crimes (Confiscation of Benefits) Act on tipping-off) Extra care should be taken especially where further enquiries are required to ensure that the customer does not become aware that his/her name or transactions has been reported or will be reported to the STRO.

Note:

Under Section 39 of the Act, where licensees disclose to an authorized officer a knowledge, suspicion or belief that any fund, property or investment is derived from or used in connection with drug trafficking, criminal conduct or any matter on which such a knowledge, suspicion or belief is based, such disclosure shall not be treated as a breach of any restriction upon the disclosure of information imposed by law, contract or by rules of professional conduct. Furthermore, under Section 39 of the Act, licensees would not be liable for any loss arising out of such disclosure, or any act or omission, in relation to the fund, property or investment in consequence of the disclosure.

  Internal Policies, Compliance, Audit and Training

21.64	The Compliance Officer has been designated as the Reporting Officer (point of contact with the STRO). In the absence of the Compliance Officer, the Chief Executive Officer shall take over the role as the Reporting Officer.

21.65	All new staff has to undergo training with regards to the prevention money laundering. On a regular interval, refresher training shall be provided to existing staff to remind them of their responsibilities and kept informed of the new developments.

  Penalties

21.66	Assisting another to retain benefits of drug trafficking

Any person who commits an offence under this section shall be liable on conviction to a fine not exceeding $200,000 or to imprisonment for a term not exceeding 7 years or to both.

21.67	assisting another to retain benefits from criminal conduct

Any person who commits an offence under this section shall be liable on conviction to a fine not exceeding $200,000 or to imprisonment for a term not exceeding 7 years or to both.

21.68	Concealing or transferring benefits of drug trafficking

Any person who commits an offence under this section shall be liable on conviction to a fine not exceeding $200,000 or to imprisonment for a term not exceeding 7 years or to both.

21.69	Concealing or transferring benefits of criminal conduct

Any person who commits an offence under this section shall be liable on conviction to a fine not exceeding $200,000 or to imprisonment for a term not exceeding 7 years or to both.

21.70	Tipping-off

Any person who commits an offence under this section shall be guilty and shall be liable on conviction to a fine not exceeding $30,000 or to imprisonment for a term not exceeding 3 years or to both.

  Other information

  For more information, you can access the following websites www.mas.gov.sg or www.1.oecd.org/fatf.

22	APPEAL COMMITTEE

22.1	The purpose of the Appeal Committee is to address appeals made by Financial Adviser Representative (of AAAM, as an Exempt Financial Adviser) on disciplinary action taken against the Representative.

22.2	The Appeal Committee shall constitute the following Officers of AAAM

•	Chief Executive Officer

•	The relevant Head of Department

•	The Compliance Officer

•	Any other senior staff of the company (upon request by Chief Executive Officer)

Appendix 1

Acknowledgment

I have received the Code of Ethics and the Compliance Manual (the “Code”) of Absolute Asia Asset Management Ltd (the “Firm”) and have read and understand the Sections applicable to my position with the Firm. In addition, I have been trained with respect to such Sections.

I understand that I am responsible for, and I certify that I have, to date, complied and will continue to comply with, the policies and procedures in the Code. I understand that any violation of such policies and procedures may lead to sanctions, including dismissal.

Signature	Date

Printed Name

APPENDIX 2

To: Compliance Officer

From: __________________________________(Name of employee)

GIFTS AND ENTERTAINMENT REPORTING FORM

Date	Name of giver/recipient	Description of gift / entertainment	Estimated value (S$)

Signature:

Date:

*	Please delete whichever is inappropriate. This form must be submitted to the Compliance Officer within [ ] working days of receipt/offer of the gifts/entertainment.

APPENDIX 3

Securities and Futures Act

Summary on Part XII Market Conduct

Division 3 – Insider Trading

Insider Trading

•	Prohibited conduct by a connected person (definition given below) possessing inside information

•	Prohibited conduct by a other person possessing inside information

(Please refer to summary on Division 1 on Prohibited Conduct – Securities below)

Application of Division 3

•	Acts occurring in S’pore, for

1.	Securities of any corporation, whether formed or carrying on business on business in S’pore

2.	Securities listed or quoted on a securities market in S’pore or elsewhere

•	Acts occurring outside S’pore, for

1.	Securities of a corporation formed or carrying on business in S’pore

2.	Securities listed or quoted on a securities market in S’pore

Prohibited Conduct by Connected Person Possessing Inside Information

•	“Connected Person” of corporation means

•	Officer (eg director, secretary and employee) of a corporation or related corporation

•	Substantial shareholder of a corporation or related corporation

•	Person occupying a position giving him access to inside information on the corporation because of a professional or business relationship (eg external auditor and legal adviser)

•	Officer of a substantial shareholder of a corporation or related corporation

•	Connected person must not subscribe for, buy or sell securities, or procure another person to do so where –

•	Connected person possesses inside information which is price-sensitive; and

•	Connected person knows (or ought reasonably to know) that the information is not generally available, and might have a material effect on the price or value of the securities

•	Connected person must not communicate inside information to another person if the connected person knows (or ought reasonably to know) that the other person will

•	Subscribe for, buy or sell the securities; or

•	Procure a third person to do so

•	Prosecution does not have to prove that the connected person intended to use the inside information

Prohibited Conduct by Other Persons (Insiders) Possessing Inside Information

•	“Insider” means a person who is not a connected person

•	Insider must not subscribe for, buy or sell securities, or procure another person to do so, where

•	Insider possesses inside information which is price-sensitive; and

•	Insider knows that the information is not generally available and might have a material effect on the price or value of the securities

•	Insider must not communicate information to another person if the insider knows (or ought reasonably to know) that the other person will

•	Subscribe for, buy or sell the securities; or

•	Procure a third person to do so

•	Prosecution does not have to prove that the insider intended to use the inside information

Exception to Insider Trading

•	A Capital Market Licence holder or Representative does not commit insider trading by subscribing for, buying or selling securities while possessing inside information if the

•	Licensed person acted under the customer’s specific instruction not solicited by the licensed person; and

•	Licensed person has not given any advise to the customer on the transaction, or sought to procure the customer’s instruction to transact; and

•	Customer is not an associate of the licensed person

Penalty under Division 3

•	Fine of $250,000 max; and/or

•	Jail of 7 years max

•	Person cannot be charged for an insider trading offence after the court has ordered him to pay a civil penalty for contravening Division 3.

Division 4 – Civil Penalty

•	MAS may, with the Public Prosecutor’s consent, take court action to seek an order for civil penalty against a person for an offence against Securities and Futures Act Part XII

•

If court is satisfied, on balance of probability , that the person has contravened SFA Part XII and gain a profit or avoided a loss, it may impose a civil penalty of up to 3 times the profit gained or loss avoided, subject to (i) $50,000 min for a person (ii) $100,000 min for a corporation

•

If court is satisfied, on balance of probability, that the person has contravened SFA Part XII, but did not gain a profit or avoid a loss, it may impose a civil penalty from $50,000 (min) to $2m (max).

INITIAL DECLARATION OF SHAREHOLDING*

APPENDIX 4

List all Securities in which you or your connected person held**

Security (including interest rate or maturity date, if any)	Ticker / CUSIP	Quantity	Principal amount

List of all brokers, dealers and banks where you maintained an account in which any securities were held or trade with for the direct or indirect benefit of you or your connected person*

Name of Account Holder	Name of brokers/dealers/banks	Account number

I confirm that I have read the Staff Share Dealing policy and understand that the policy applies to me and my connected persons as stated in the policy.

Name of Employee:
Date:

*	You must file the report with the Compliance Officer no later than 10 calendar days after you become a Cover Person
**	The information contained in the report must be current as of a date no more than 45 days prior to the date you became a Cover Person

ANNUAL DECLARATION OF SHAREHOLDING*

APPENDIX 5

FOR THE YEAR ENDED:____________________

List all Securities in which you or connected person held**

Security (including interest rate or maturity date, if any)	Ticker / CUSIP	Quantity	Principal amount

List of all brokers, dealers and banks where you maintained an account in which any securities were held or trade with for the direct or indirect benefit of you or your connected person*

Name of Account Holder	Name of brokers/dealers/banks	Account number

I confirm that I have read the Staff Share Dealing policy and understand that the policy applies to me and my connected persons as stated in the policy.

Name of Employee:
Date:

*	You must file the report with the Compliance Officer no later than 14 February for each year
**	The information contained in the report must be as of 31 December

Appendix 6

Absolute Asia Asset Management

Staff Share Dealings

Application and Report

Applicant:	Date:
Name:
Clearance Given by Fund Mgt Dept.:	Approved by:
Name:	Name:
Date:	Date:

Counters to be transacted for the Day:

Counter	Stock Code (Bloomberg )	Listing in	Qty	Broker	Buy/Sell	Date last transacted	Limit Price

Report of Transaction

Counter	Date of Deal	Qty	Unit Price

Remark: This form is valid on the day of deal.

Complies with 30 days rule: Yes / No
Complies with 7 days’ blackout period rule (For Fund Manager’s trade): Yes / No
Remarks:
Checked by
Compliance:
Name:
Date:

APPENDIX 7

SECURITIES AND FUTURES ACT	FORM
(Cap. 289)	15
SECURITIES AND FUTURES
(LICENSING AND CONDUCT OF BUSINESS)
REGULATIONS (Rg 10)
REGISTER OF INTERESTS IN SECURITIES UNDER
SECTION 131(1)

Explanatory Notes

1. Particulars of interests in securities required to be recorded in the register under section 131 of the Securities and Futures Act relate to only those securities that are listed for quotation, or quoted, on a securities exchange or recognised market operator and shall be duly recorded within 7 days of the acquisition or subsequent change in interest.

2. The name and number of units of securities held at the time the capital markets services licence or representative’s licence is granted shall be recorded in the relevant columns of the table below. For such holding of securities, the licensed person need not record the trade date, but shall indicate that the securities were held prior to obtaining a capital markets services licence or a representative’s licence.

Name of person having interest in securities:

Trade date	Full name of securities	Name of broker	Unit price	No. of units acquired	No. of units disposed	Balance in units	Manner in which securities acquired/ disposed+

+	This column is to be completed only where the securities are acquired or disposed other than by way of a normal market transaction.

APPENDIX 8

Type of Document:

Name of Client:

Purpose:

Reference No:

Date of Document:

Remarks:

ABSOLUTE ASIA ASSET MANAGEMENT LTD

SECTION	NAME OF PERSON**	INITIAL AND DATE

1. MARKETING	ROLAND TEO	—

2. INVESTMENT	BILL SUNG / GARY LIM / JOYCE TOH / SCOTT DAVIDSON/ EVON TAN

3. COMPLIANCE	KEOW YEONG FAI

4. OPERATIONS

Please enclose printout from related entities where such approval(s) has (have) been given.

**	Please delete where appropriate

APPENDIX 9

Absolute Asia Asset Management Limited

COMPLAINTS FORM

Please document full details in the spaces below where applicable

Name of complainant:

Nature of complaint: • Written or telephone • Date received

Description of complaint:

Any rules breached:

Action taken:

Further action proposed to prevent recurrence (if any):

Prepared by: ____________________	Approved by:___________________

Date:	Date:

APPENDIX 10

The relevant date on which an interest in a security is deemed to have been acquired or disposed of

	Scripless counters	Scrip-based counters

Initial public offerings (IPOs)	Date on which IPO securities (whether fixed price or tender portion) are credited into license staff’s CDP securities account or staff’s brokerage account.	Date of notification of allotment

“When issued” trading	Date of acquisition or disposal, as the case may be.	Not applicable.

Bonus issue	Date on which bonus securities are credited into license staff’s CDP securities account or staff’s brokerage account.	7 days after books closure date.

Rights issue: (See note on the next page)

a) Acquisition of rights	Date on which CDP/brokers credits the rights entitlements into staff’s CDP securities account or brokerage account.	7 days after books closure date.

b) Disposal of rights	Date of sale transaction.	Date of sale transaction.

c) Expiry of rights	Date of expiry of rights.	Date of expiry of rights.

d) Acceptance of rights	Date of acceptance of subscription.	Date of acceptance of subscription.

e) Subscription of rights securities	Date of acceptance of subscription.	Date of acceptance of subscription.

f) Subscription of excess rights securities	Date on which excess rights securities are credited into staff’s CDP securities account or staff’s brokerage account.	Date of notification of allotment.

Note

1.	With regard to interest in a rights issue, he should record his acquisition when he is allotted “rights” pursuant to a rights issue and record the appropriate “disposal” entry when

•	he sells the “rights”;

•	the “rights” expire; or

•	he exercises his “rights” by subscribing for the rights securities.

2.	The date on which he disposes his “rights” by subscribing for the rights securities is also the date on which he acquires the securities.

License staff should maintain copies of relevant documents such as notification of allotment, to support their entries in the register of securities.

APPENDIX 11

File number:

Date:

CUSTOMER IDENTIFICATION FORM

1.	The customer (please refer to attached for the required document)

For Individual and Joint Account**

• Full Name (including aliases)

• Identification card, birth certificate or passport

• Residential address

• Telephone

• Date of birth

• Nationality

For Corporations (both corporate or unincorporated) ***

• Name of corporation

• Certificate of incorporation

• Business address

• Date of incorporation

• Place of incorporation

• Web-site (if any)

**	where the beneficial owner is not the individual, please provide details of the beneficial owner
***	where appropriate, please provide names of directors, shareholders, beneficial owners, partners

2.	Classification of the customer

Central Bank	Credit institutions and financial institution

Company listed on a regulated stock exchange	Company listed on a stock market that is not regulated, unlisted company

Company subject to control acting on behalf of third parties. Eg, corporate customers / shell company	Company not subject to control acting on behalf of third party. E.g., mutual fund / collective investment scheme

Local or Foreign Governmental agency, local or foreign authority	Association / Clubs / Societies / Charitable organization / nominee / fiduciary accounts

Individual / Sole Proprietor / Joint Account holders	Partnership

3.	Political Exposed Persons

Is the prospective customer (individual or any natural person of a corporation) a Politically Exposed Person?    €  Yes    €  No

Note: All PEP should be approved by the local management to establish or continue business relations.

4.	Country of residence (please tick)

Singapore

In FAFT country	Argentina; Australia; Austria; Belgium; Brazil;
Canada; Denmark; European Commission; Finland;
France; Germany; Greece; Gulf Co-operation
Council; Hong Kong; Iceland; Ireland; Italy; Japan
Kingdom of the Netherlands*; Luxembourg; Mexico;
New Zealand; Norway; Portugal; Russian
Federation; Singapore; South Africa; Spain; Sweden;
Switzerland; Turkey; United Kingdom; United States

* the Kingdom of the Netherlands: the Netherlands,
the Netherlands Antilles and Aruba.
(information extracted as at 6 Feb 07)

Other country	Please insert country of residence:

___________________________________

5.	Purpose and intended nature of business relations

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

6.	Documents required

	Required	Obtained

For Individual and Joint Account++

• I/C or birth certificate or passport

• I/C or birth certificate or passport of beneficial owner

(if it is person other than the individual or the joint account holder)

For Corporation (General)++

• Certificate of Incorporation

• Memorandum and articles of association

• Registration (issued by any regulator), if applicable

• License (issued by regulator for profession), if applicable

Other Requirements++

• Names of Directors / Partners / Representatives / Persons having executive authority in that body corporate or unincorporate

• Director’s resolution / Documentation of proof of appointment / Power of Attorney

• Identification of directors / partners / Representatives / Persons having executive authority in that body corporate or unincorporate

• Specimen signatures of the Directors / partners / representatives / person having executive authority in that body corporate or unincorporate

• Names of beneficial owners, if applicable

For referral by Related Entity

• Letter/Arrangement from/with Related Entity that Customer Due Diligence is carried out by the related entity

++	the information should be certified by third party like the notary public / embassy officer / ministry certifying the authenticity of a person.

7.	Comments from Marketing Personnel (including providing information on source of wealth and source of funds)

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

8.	Opinion of Compliance Officer / Chief Executive Officer / Chief Operating Officer

Positive opinion ☐	Adverse opinion ☐

Reserved opinion ☐	g transmission for Committee’s decision

  ______________________________________________________________________________

  ______________________________________________________________________________

  ______________________________________________________________________________

  ______________________________________________________________________________

  ______________________________________________________________________________

  ______________________________________________________________________________

  ______________________________________________________________________________

  ______________________________________________________________________________

  ______________________________________________________________________________

  ______________________________________________________________________________

  ______________________________________________________________________________

Date :   _________________________________________________________________________

APPENDIX 12

EXAMPLES OF SUSPICIOUS TRANSACTIONS

1	General Comments

The list of situations given below is intended mainly as a means of highlighting the basic ways in which money may be laundered. While each individual situation may not be sufficient to suggest that money laundering is taking place, a combination of such situations may be indicative of such a transaction. Further, the list is by no means complete, and will require constant updating and adaptation to changing circumstances and new methods of laundering money. The list is intended solely as an aid, and must not be applied as a routine instrument in place of common sense.

A customer’s declarations regarding the background of such transactions should be checked for plausibility. Not every explanation offered by the customer can be accepted without scrutiny.

The company shall consider if the circumstances are suspicious so as to warrant the filing of an STR and document the basis for its determination where:-

a.	the company is for any reason unable to complete CDD measures; or

b.	the customer is reluctant, unable or unwilling to provide any information requested by the company, decides to withdraw a pending application to establish business relations or a pending transaction, or to terminate existing business relations.

2	Transactions Which Do Not Make Economic Sense

i)	Transactions not in keeping with the customer’s normal activity, the financial markets in which the customer is active and the business which the customer operates.

ii)	Buying and selling of a security with no discernible purpose in circumstances which appear unusual, e.g. churning at the customer’s request.

iii)	Transactions not in keeping with normal practice in the market in which they relate, e.g. with reference to market size and frequency, or at off-market prices, early termination of products at a loss due to front end loading, or early cancellation, especially where cash had been tendered and/or the refund cheque is to a third party.

iv)	Other transactions linked to the transaction in question which could be designed to disguise money and divert it into other forms or to other destinations or beneficiaries.

v)	The entry of matching buys and sells in particular securities (“wash trading”), creating an illusion of trading. Such wash trading does not result in a bona fide market position, and might provide “cover” for a money launderer.

vi)	Wash trading though multiple accounts might be used to transfer funds between accounts by generating offsetting losses and profits in different accounts. Transfers of positions between accounts that do not appear to be commonly controlled also could be a warning sign.

vii)	Abnormal settlement instructions including payment to apparently unconnected parties.

viii)	Transactions in which funds were received by way of a third party cheque, especially where there is no apparent connection between the third party and the customer.

ix)	A sudden request for a significant purchase of a lump sum contract from an existing customer whose current contracts are small and of regular payment only.

3	Transactions Involving Overseas Jurisdictions

i)	A customer introduced by an overseas bank, affiliate or other customer, when both customer and introducer are based in countries where production of drugs or drug trafficking may be prevalent.

ii)	A large number of security transactions across a number of jurisdictions.

4	Transactions Involving Unidentified Parties

i)	A personal customer for whom verification of identity proves unusually difficult and who is reluctant to provide details.

ii)	A corporate/trust customer where there are difficulties and delays in obtaining copies of the accounts or other documents of incorporation.

iii)	Any transaction in which the counterparty to the transaction is unknown.

iv)	Settlement either by registration or delivery of securities to be made to an unverified third party.

v)	Customers who wish to maintain a number of trustee or customers’ accounts that do not appear consistent with their type of business, including transactions that involve nominee names.

5	Miscellaneous

i)	Large or unusual transactions in cash or bearer form, remittances and transfers of funds, etc.

ii)	The use by a customer of a licensee as a place to hold funds that are not being used to trade in securities.

iii)	A customer who deals with a licensee only in cash or cash equivalents rather than through banking channels.

iv)	Transactions in which funds are received from or paid to a customer’s account in a financial haven country, or in foreign currency especially when such transactions are not consistent with the customer’s transaction history.

v)	A person may exercise cancellation rights on unit trusts products where the sum invested must be repaid (subject to any shortfall deductions where applicable). This could offer a readily available route for laundering money, and licensee should therefore be alert to any abnormal exercise of cancellation rights by any person. In the event that abnormal exercise of these rights becomes apparent, the matter should be treated as suspicious and reported through the usual channels.

APPENDIX 13

Suspicious Transactions Report - Section 39

Corruption, Drug Trafficking and Other Serious Crimes

(Confiscation of Benefits) Act

NATURAL PERSONS

Reporting Holder of a Capital Markets Services Licence

Name:

Address:

Telephone:

Reporting Officer

Name:

Designation:

Report Reference:

Contact Officer: (If different from Reporting Officer)

Designation:

Customer’s Particulars

Name:

NRIC/Passport No.:

Birth Date:

Nationality:

Address:

Telephone:

Occupation:

Employment Details

Employer’s Name:

Address:

Telephone:

Business Relationship(s) with Customer

A/c No.:

Type of A/c:

Date A/c Opened:

Cash Balance

(Dr/Cr*) (if applicable)

As At Date:

*	Delete whichever is inappropriate.
+	Please provide information on separate sheets.
2	Please indicate currency used, and in the case of transactions in securities to also include the name of the security, unit price, quantity bought or sold, and manner in which security was acquired or disposed of.

Balance of Securities Account/ Securities Portfolio: + (if applicable)

As At Date: +

Other Business Relationships:

Suspicious Transaction(s)2

Amount	Date	Description of Transaction (E.g. Funds/Securities Received from or Paid to, etc.)

Reason(s) for Suspicion:

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

Other Relevant Information (Including Any Actions Taken):

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

A copy of the following documents are attached:

☐	Customer Identification Documents

☐	Relevant Documents Supporting the Suspicious Transactions

(Signature of Reporting Officer)

Date:

*	Delete whichever is inappropriate.
+	Please provide information on separate sheets.
2	Please indicate currency used, and in the case of transactions in securities to also include the name of the security, unit price, quantity bought or sold, and manner in which security was acquired or disposed of.

Suspicious Transactions Report - Section 39

Corruption, Drug Trafficking and Other Serious Crimes

(Confiscation of Benefits) Act

CORPORATIONS

Reporting Holder of a Capital Markets Services Licence

Name:

Address:

Telephone:

Reporting Officer

Name:

Designation:

Report Reference:

Contact Officer: (If different from Reporting Officer)

Designation:

Customer’s Particulars

Name:

Country of Registration:

Registration Date:

Registration No.:

Address:

Telephone:

Name of CEO:

Business Relationship(s) with Customer

A/c No.:

Type of A/c:

Date A/c Opened:

Cash Balance (Dr/Cr*) (if applicable)

As At Date:

Balance of Securities Account/ Securities Portfolio:

+ (if applicable)

As At Date: +

Other Business Relationships:

*	Delete whichever is inappropriate.
+	Please provide information on separate sheets.
3	Please indicate currency used, and in the case of transactions in securities to also include the name of the security, unit price, quantity bought or sold, and manner in which security was acquired or disposed of.

Authorised Signatories’ Particulars #

1. Name:

Birth Date:

Nationality:

NRIC/Passport No.:

Home Address:

#	The reporting officer of the holder of a capital markets services licence shall provide data on other authorised signatories, if any.

Suspicious Transaction(s)3

Amount	Date	Description of Transaction (E.g. Funds/Securities Received from or Paid to, etc.)

Reason(s) for Suspicion:

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

Other Relevant Information (Including Any Actions Taken):

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

A copy of the following documents are attached:

☐	Customer Identification Documents

☐	Relevant Documents Supporting the Suspicious Transactions

(Signature of Reporting Officer)

Date:

*	Delete whichever is inappropriate.
+	Please provide information on separate sheets.
3	Please indicate currency used, and in the case of transactions in securities to also include the name of the security, unit price, quantity bought or sold, and manner in which security was acquired or disposed of.

Suspicious Transactions Report - Section 39

Corruption, Drug Trafficking and Other Serious Crimes

(Confiscation of Benefits) Act

* PARTNERSHIPS/ SOLE PROPRIETORS/ CLUBS & SOCIETIES

Reporting Holder of a Capital Markets Services Licence

Name:

Address:

Telephone:

Reporting Officer

Name:

Designation:

Report Reference:

Contact Officer: (If different from Reporting Officer)

Designation:

Customer’s Particulars

Name:

Country of Registration:

Registration Date:

Registration No.:

Address:

Telephone:

Name of Partners/ Sole-Proprietors/ Trustees or equivalent:

Business Relationship(s) with Customer

A/c No.:

Type of A/c:

Date A/c Opened:

Cash Balance (Dr/Cr*) (if applicable)

As At Date:

Balance of Securities Account/ Securities Portfolio:

+ (if applicable)

As At Date: +

Other Business Relationships:

Authorised Signatories’ Particulars #

1. Name:

Birth Date:

Nationality:

NRIC/Passport No.:

Home Address:

Occupation:

Employer’s Name:

(If applicable)

#	The reporting officer of the holder of a capital markets services licence shall provide data on other authorised signatories, if any.

Suspicious Transaction(s)4

Amount	Date	Description of Transaction (E.g. Funds/Securities Received from or Paid to, etc.)

Reason(s) for Suspicion:

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

Other Relevant Information (Including Any Actions Taken):

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

A copy of the following documents are attached:

☐	Customer Identification Documents

☐	Relevant Documents Supporting the Suspicious Transactions

(Signature of Reporting Officer)

Date:

*	Delete whichever is inappropriate.
+	Please provide information on separate sheets.
4	Please indicate currency used, and in the case of transactions in securities to also include the name of the security, unit price, quantity bought or sold, and manner in which security was acquired or disposed of.